UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Choice Hotels International, Inc.
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CAMBRIA
Comfort
INN & SUITES
WOODSPRING
SUITES
6310

CHOICE
HOTELS

2022 Notice of Annual Meeting of Shareholders and Proxy Statement

Who We Are

Choice Hotels is one of the world’s largest hotel companies with over 80 years of success building a portfolio of diversified brands. Ranging from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments, the Choice family of hotel brands provides business and leisure travelers with a range of high-quality lodging options throughout the United States and internationally.

Choice Hotels attracts and retains franchisees because of our long-held commitment to drive their success and profitability.
Connecting franchisees to the power of Choice’s customer delivery platform
•Award-winning over 51- million member loyalty program
Offering best-in-class franchisee resources
•Dedicated consultants to drive revenue and optimize hotel operations
•Leading-edge, cloud-based property management system (Choice Advantage)
Mutually beneficial franchise agreements with long horizons
•High voluntary franchisee retention rate
Focusing on lowering franchisees’ total cost of ownership and driving operational excellence
•Low cost-to-build improves franchisees’ investment returns, operating profitability and resiliency
•Leveraging procurement and design services provides a simpler purchasing process that reduces ongoing operating costs of the hotel

[1]Choice owns 6 hotels as of December 31, 2021 with a plan to divest them within a five-year period.

Franchising | Hospitality | Technology

MORE THAN 7,000 OPEN HOTELS GLOBALLY

HOTELS IN OVER 35 COUNTRIES & TERRITORIES WORLDWIDE

OVER 900 HOTELS IN GLOBAL DEVELOPMENT PIPELINE

ONLY LODGING COMPANY WITH ~100% HOTELS FRANCHISED AND NO MANAGED PROPERTIES[1]

Letter to Our Shareholders
Dear Fellow Shareholder:
Thank you for your continuing confidence in Choice Hotels. We are holding Choice’s Annual Meeting of Shareholders virtually and welcome you to join us on May 25, 2022, at 9:00 a.m. Eastern Time by visiting https://meetnow.global/M46TKGF. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.
2021 Was a Remarkable Year
Twenty-twenty-one was a remarkable year for Choice Hotels, a year our revenue per available room (RevPAR) and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA)1 performance surpassed 2019 levels. We drove RevPAR results that materially outperformed the industry and gained share across all segments in which we compete. Our economy segment led the recovery beginning in the second quarter of the year, while the upper midscale and midscale segments quickly followed, surpassing 2019 levels in the third quarter of 2021. Our RevPAR growth rates have continued to improve quarter-over-quarter since the onset of the pandemic through 2021.
During the past two years, we established key strategic building blocks that provide us with a solid foundation for driving continued growth in the years to come. We bolstered our core portfolio of brands by:
•Reinvesting in the future of our midscale brand portfolio with Comfort’s Move to Modern transformation.
•Building our extended stay segment footprint, which is a significant driver of our growth.
•Continuing our upscale portfolio expansion to further fuel the revenue intensity of our system, driven by Cambria Hotels and the Ascend Hotel Collection.
Investing for the Future
We are optimistic about our runway for growth because of the long-term investments we have made, and will continue to make, in our business. These investments are designed to capitalize on the consumer trends that have accelerated during the pandemic, favoring leisure travel, limited-service hotels and longer length of stay, including:
•Prior to the pandemic, four out of five trips taken in the U.S. were for leisure purposes. This segment is expected to increase from pre-pandemic levels to continue to fuel the performance of our brands.
•The rate of workers retiring in the U.S. has more than tripled compared to pre-pandemic levels, and the baby boomers, one of our key customer segments, have more time and disposable income to travel. In addition, domestic remote workers, whose number is expected to increase from a pre-pandemic level of 19 million to 41 million in the next five years, will have greater flexibility as to when, where and for how long they travel for leisure.
•In strategically expanding our extended stay footprint, we positioned Choice to benefit from consumer trends that favor longer length of stay travel, driven by increases in extended vacations, household relocations and temporary remote work assignments.
•We expect business travel in our key industry verticals to increase with the additional onshoring of the U.S. supply chain. We are well-positioned to benefit from “bleisure” travel becoming more mainstream among business travelers, consistent with a recent study that nearly 90% of business travelers report wanting to add a private holiday to their business trips.
With over 80% of American travelers surveyed saying they are ready to travel — among the highest levels we have seen over the last two years — we believe that these trends, and segment-specific tailwinds, will allow us to deliver continued RevPAR and adjusted EBITDA growth in the future.

1   Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measures can be found in Annex A to this Proxy Statement.

2022 Proxy Statement	1

Letter to Our Shareholders
Delivering for Franchisees
We are continuing to propel our future forward by improving the value proposition we deliver to our franchise owners, which enabled us to continue to grow our effective royalty rate while awarding more domestic franchise agreements in 2021 year-over-year. Specifically, our award-winning pricing optimization and merchandising capabilities are further enabling our owners to effectively capture additional market share, drive top line revenue and reach their target customers.
As a result of our progress, we believe we are well-positioned for stronger profitability in the future. The results we achieved in 2021 confirm that our long-term strategy of further improving our revenue delivery to our franchisees, while focusing on growth in more revenue-intense segments and locations, is working. This gives us high confidence in our ability to continue to drive exceptional results in the coming years.
Environmental, Social and Governance (ESG)
In addition to our performance, we want to recognize the efforts we are making to live up to our ESG commitments. These commitments, like our corporate strategy, are long-term focused and essential to creating sustainable value. Our fully-dedicated emerging markets team within our development and franchise service departments continues to drive diverse ownership of Choice franchised hotels among underrepresented and minority owners. With nearly 30 franchise contracts awarded in 2021, the total agreements executed stands at nearly 300 since the program began. We are especially pleased to note that eight in 10 total agreements among underrepresented and minority owners executed last year were awarded to women entrepreneurs.
To take our sustainability efforts to the next level, we began piloting a property management dashboard, which will enable our franchisees to track utilities usage at the hotel level and help identify opportunities for additional energy, water and waste conservation and also reduce hotel operating costs. We have recently announced a commitment to phasing out single-use polystyrene products across our domestic brands by the end of 2023 and to making bulk bathroom amenities standard across domestic brands by the end of 2025.
Fueling an Award-Winning Culture
We are proud of everything we've accomplished last year, but we are especially proud of the dedication of our associates and the strength of our award-winning culture focused on diversity, equity and belonging. We are pleased to say that Choice was recently named one of the best employers by Forbes for the fourth-consecutive year; one of the best places to work for LGBTQ equality by the Human Rights Campaign for the eleventh year in a row; and one of the best companies for diversity by Comparably for a second straight year.
We are confident in our continued ability to create value and deliver results for our owners and shareholders through our effective strategic investments and impressive performance. We believe that Choice Hotels is well-positioned to build on the success achieved in 2021, and to further capitalize on growth opportunities in 2022 and beyond.
Thank you for trusting us with your investment.
Sincerely,

Stewart W. Bainum, Jr. Chairman of the Board of Directors	Patrick S. Pacious President & Chief Executive Officer

2

Performance Highlights
Financial/Strategic Highlights
TOTAL SHAREHOLDER RETURN
Domestic Results
Through December 31, 2021

RevPAR				Unit Growth

+2.2% vs. FY ’19	Outperformed industry by +19 percentage points	Outperformed chain scales by +680 bps	Exceeded guidance by +120 bps	Revenue generated per unit entering the system vs unit exiting system(1)		2x higher	+1.6%[2] unit growth vs `20

+13.9% vs. Q4 ’19	Average Daily Rate +9.5%	Occupancy +210 bps

RevPAR Index share gains against local competition versus 2019 for both Q4 and FY ‘21				Franchise Agreements Awarded		Pipeline

Midscale Surpassed 2019 levels since June 2021		Extended Stay Exceeded 2019 levels since April 2021	Upscale Surpassed 2019 levels Since December 2021	528 in FY `21	+24% YoY	~880 as of year-end 2021

Effective Royalty Rate	5.01%	+7 bps vs. ‘20	Franchisee Collection rates exceeded 2019 levels	239 in Q4 `21	+23% YoY	+2% vs Q3 `21

(1)In 2021, on average.
(2)Excluding the impact of 17 AMResorts®-branded properties and the company exiting 41 underperforming assets from the portfolio in fourth quarter 2021.

2022 Proxy Statement	3

Performance Highlights
ESG Highlights
We strive to improve our communities and the world in which we live, through ongoing corporate social responsibility efforts. Choice’s environmental, social and governance report can be found at http://investor.choicehotels.com.*

Environmental Partnership
Choice Hotels has a long-standing “Room to be Green” program for its franchisees, which has a multi-tiered approach to increased recycling and conservation. All franchisees participate in the first tier of Room to be Green, which focuses on energy conservation via replacing light bulbs with CFL or LED lighting; water conservation via linen and towel reuse programs; waste reduction via recycling programs in all hotels; employee engagement and operational excellence with “Green Leader” staff member at each hotel; and smart, safe and sustainable product usage via replacement of styrofoam with sustainable alternatives. Many hotels participate in programs encouraged at higher levels of Room to Be Green, including activities such as investing in energy management systems or renewable energy sources and pursuing LEED certified status. Choice also:
•Began a property management dashboard pilot to track utilities usage at the hotel level and identify opportunities for energy, water and waste conservation
•Is committed to phasing out single use polystyrene products by year-end 2023 and to make bulk bathroom amenities standard by year-end 2025 across domestic brands
•Launched the electronic guest services directory and digital check-in which minimized both plastic and paper waste
•Is committed to provide the hotels in our system with suppliers of cage-free eggs, in order to source 100% of the eggs used (shell, liquid and egg products) from cage-free sources globally by 2025.
In addition, Choice's corporate headquarters is Platinum LEED certified, and approximately 4000 properties have moved or are in the process of moving (by November 2022) to energy-efficient LED signage.

Communities and Human Rights
•Choice Hotels’ philanthropic mission is to enhance the communities in which Choice franchisees, associates and consumers live and serve through the power of human connection - enabling access to food and shelter and the tools for personal and professional advancement. To this end, Choice donated over $700,000 in cash and in-kind donations to deserving non-profits in 2021. Choice also has a paid volunteer leave program for its associates.
•We are committed to protecting human rights. We make training available to all our franchisees in an effort to prevent and combat human trafficking and utilize U.S. Department of Homeland Security materials on the subject to drive awareness and education. We are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association and have partnered with Polaris and ECPAT-USA to combat human trafficking.

Franchisee Community Grant Program
As a champion of local businesses since its founding over 80 years ago, Choice Hotels places our franchisees at the center of everything we do — from helping them along the road to economic recovery during the pandemic, to supporting the initiatives that are most important to them and their businesses. Through the Your Community, Your Choice. Choice Hotels' Local Business Grant Program, we help franchisees further their longstanding commitment to caring for the communities just outside their hotel doors.
The grant program rewards initiatives that benefit the communities Choice-brand hotels serve, ranging from:
•Supporting those impacted by the COVID-19 pandemic
•Preparing and providing food for frontline workers
•Rebuilding communities affected by natural disasters
•Caring for those less fortunate such as with food or clothing drives
•Mentoring youth or young professionals
•Promoting sustainability
•Honoring local heroes
•Supporting other local businesses or organizations, such as schools and parks.

Philanthropy
As a member of the Red Cross Annual Disaster Giving Program (“ADGP”), combined with guest Choice Privileges® redemptions, Choice donated $250,000 to the American Red Cross in 2021. This type of ADGP donation provides funding for disaster relief services, enabling the organization to respond immediately to those affected by domestic and international disasters.
Choice also partnered with Operation Homefront, a national nonprofit whose mission is to build strong, stable, and secure military and veteran families. Choice made a financial commitment of $115,000 to Operation Homefront in cash and in-kind donations.

*  The information on the Company website is not part of this proxy statement and is not soliciting material.

4

Performance Highlights
Diversity, Equity and Inclusion
At Choice, we are committed to nurturing an environment where every associate feels welcome, wanted, and respected – that’s our brand promise. We believe that our corporate culture should reflect the diverse world in which we live and the diverse guests and franchisees who we serve. We seek out the best talent that the hospitality, franchising and technology industries have to offer, and we nurture that talent in an open and inclusive workplace, yielding a high performing organization with positive business outcomes. We empower our associates to advance their careers by providing them with access to networks, resource groups and other tools that promote career development and cultural awareness. Part of how we deliver on our promise of every associate feeling welcome, wanted, and respected is by deliberately weaving diversity initiatives throughout all levels of the enterprise, focusing on three core commitments:

Diversity	Equity	Trust, Belonging, and Engagement

Ensuring that the Choice workforce is an authentic representation of the world we live in where associates from different backgrounds thrive.	Providing fair and competitive pay regardless of gender, race, or other demographics.	Fostering a culture of belonging where associates are inspired and engaged.

The graphic representations below summarize our workforce diversity at the end of 2021. For these purposes, diversity data originates from Company records related to Equal Employment Opportunity procedures and may be self-identified or supervisor identified.

DOMESTIC WORKFORCE	LEADERSHIP (SENIOR DIRECTOR LEVEL AND ABOVE)

Pay Equity
We are committed to providing fair and competitive pay. To ensure that we are delivering on our commitment to equitable compensation decisions, Choice conducts a gender and diversity pay parity study annually on all U.S. based roles and reports the results of this analysis to our Board of Directors. During 2021, we conducted this analysis for the third year and for promptly resolved discrepancies identified between diverse / female base salary versus non-diverse / male base salary for positions of similar value (i.e., by career track, level, and salary grade) that cannot be sufficiently explained by the level of experience, performance, or other pay-related attributes. For 2021, the discrepancy was corrected for 61 individuals or 4.7% of the workforce.

2022 Proxy Statement	5

Performance Highlights
Awards and Recognitions

Forbes 2021

THE BEST EMPLOYERS FOR DIVERSITY

POWERED BY STATISTA

Forbes 2021 The Best Employers for Diversity	2021 Comparably Best CEOs for Women

Forbes 2021

THE BEST EMPLOYERS FOR VETERANS

POWERED BY STATISTA

HUMAN RIGHTS CAMPAIGN FOUNDATION™

2021

BEST

PLACES TO WORK

for LGBTQ Equality

100% CORPORATE EQUALITY INDEX™

Forbes 2021 The Best Employers for Veterans	2021 Best Places to Work for LGBTQ Equality

Forbes 2021 America's Best Midsize Employers	2021 DEI Best Place to Work For Disability Inclusion

Best 2021 Award Winner

6

In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice,” “Choice Hotels,” or the “Company.”
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (SEC).
This proxy statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (“Form 10-K”) and those described from time to time in our future reports filed with the SEC.

2022 Proxy Statement	7

Notice of Annual Meeting to be held on May 25, 2022
Annual Meeting Information

Date and Time May 25, 2022, at 9:00 a.m., Eastern Time	Location Virtual meeting (online at https://meetnow.global/M46TKGF)
Who Can Vote
Shareholders of record who owned shares of the Company’s common stock (“Common Stock”) as of the close of business on the record date of March 28, 2022, are entitled to notice of, and to vote at, the Annual Meeting

Items of Business and Board Recommendation		Board Recommendation	Page Reference

1	To elect the eleven director nominees listed in the attached proxy statement to hold office for a term of one year ending at the 2023 Annual Meeting of Shareholders or until their successors are elected and qualified.	FOR	14

2	To hold an advisory vote to approve executive compensation of our named executive officers.	FOR	39

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	85

Transaction of other business properly coming before the Annual Meeting will also be held.
How to Vote
Whether or not you plan to attend the virtual Annual Meeting, you can vote your shares of Common Stock through any one of the following methods:

By Mail Complete and return the enclosed proxy card	Online https://meetnow.global/M46TKGF	By Internet www.envisionreports.com/chh	By Telephone 1-800-652-VOTE (8683)

A list of the Company’s shareholders will be available for inspection during the Annual Meeting. The shareholder list will be made available for viewing 10 days prior to the meeting at https://meetnow.global/M46TKGF. Shareholders may log on with the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our shareholders on or about April 25, 2022.
By Order of the Board of Directors
CHOICE HOTELS INTERNATIONAL, INC.

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
The Annual Meeting will be held virtually, solely online via live webcast. There will not be a physical location for the Annual Meeting.
PLEASE READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR PROVIDE YOUR VOTING INSTRUCTIONS BY TELEPHONE OR ONLINE.

Choice Hotels International, Inc. - 1 Choice Hotels Circle, Suite 400, Rockville, MD, 20850

8

Voting Roadmap

PROPOSAL 1 Election of Eleven Director Nominees The Board recommends a vote FOR each of the director nominees.	See pages 14-26 for more information

Nominees
You are being asked to vote for the eleven nominees named in this proxy statement. Except for Mr. Stewart W. Bainum, Jr., Mr. Brian B. Bainum and Mr. Patrick S. Pacious, all nominees meet the New York Stock Exchange (“NYSE”) listing standards for director independence. Biographical information as of March 18, 2022 is set forth below for Choice’s proposed directors.

Brian B. Bainum 37 Management Consultant, Investor Director Since: 2019 Committee Membership: Diversity

Stewart W. Bainum, Jr. 75 Chairman of the Board, Investor Director Since: 1976, except 1996-1997 Committee Membership: None

William L. Jews IND 70
Former President and Chief Executive Officer, CareFirst, Inc.
Director Since: 2000, except 2005-2006
Committee Membership: Audit Chair, Compensation and Management Development, Diversity

Monte J.M. Koch IND 58 Retired Partner, BDT & Company; Co-Founder, Ten-X Director Since: 2014 Committee Membership: Audit, Corporate Governance and Nominating

Liza K. Landsman IND 52 General Partner, NEA Venture Capital, Former President, Jet.com Director Since: 2014 Committee Membership: Compensation and Management Development, Diversity Chair

Patrick S. Pacious 56 President and Chief Executive Officer Director Since: 2017 Committee Membership: None

Ervin R. Shames IND 81
Lead Independent Director, Management Consultant, Former Chief Executive Officer, Borden, Inc.
Director Since: 2002
Committee Membership: Audit, Compensation and Management Development, Corporate Governance and Nominating Chair

Gordon A. Smith IND 63 Vice Vice Chairman, JPMorgan Chase, Director Since: Nominee, prior director from 2004 - 2017 Committee Membership: N/A

Maureen D. Sullivan IND 40
Partner, TCG Capital Management, Former President and Chief Operating Officer, Heyday Skincare
Director Since: 2018
Committee Membership: Compensation and Management Development, Corporate Governance and Nominating

John P. Tague IND 59 Former President and Chief Executive Officer, Hertz Global Holdings, Inc. Director Since: 2012 Committee Membership: Audit, Compensation and Management Development Chair

Donna F. Vieira IND 57 Executive Vice President and Chief Commercial Officer, Sallie Mae Director Since: 2021 Committee Membership: Audit

IND    Independent

2022 Proxy Statement	9

Voting Roadmap
Board Snapshot
Inclusive of all nominees. Diversity information is based on self-identified gender and demographic background of our nominees. Individuals identifying with more than one race or ethnicity are counted in each race or ethnicity. See page 25 for additional details.

BALANCED TENURE	BALANCED AGE	DIVERSITY	INDEPENDENCE

<4 years	Under 50	Female	Independent

4-6 years	50-59	African American or Black	Non-Independent
7-10 years	60+	Hispanic or Latinx
10+ years		Asian

Skills and Experience
Inclusive of all nominees.

Corporate and Organizational Leadership	Risk Management and Data Security

Public Company Board Service and Governance	Accounting and Financial Responsibility

Government Relations and Public Policy
Human Resource Management

Hospitality Industry Experience
Sales and Marketing

Legal, Regulatory and Compliance
Digital Commerce Leadership

Financial and Capital Markets

10

Voting Roadmap
Governance Highlights
The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. With a focus on serving the interests of shareholders, the Board collaborates with the Company’s senior management and external advisors to remain abreast of and evaluate corporate governance trends and best practices.
  Majority voting - Annual election of directors by majority vote
  Separate Chairman and CEO - Separate positions for Chairman of the Board and CEO
  Regular executive sessions - The independent directors of the Board meet regularly in executive session (four independent director executive sessions were held in 2021)
  Lead independent director - In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs other duties assigned by the Board
  Stock ownership and holding requirements -Directors and executive officers have robust stock ownership and holding requirements
  Clawback policy - Executives are subject to a clawback that applies to cash and equity compensation in the event of certain financial restatements
  Director training programs - Board governance training program
  Independent Board committees - The Compensation and Management Development Committee, Audit Committee and Corporate Governance and Nominating Committee are made up entirely of independent directors
  Succession planning - Annual review of management succession plan of CEO and other key executives
  Board assessments - Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee
  Hedging policy - The Company has a comprehensive insider trading policy and prohibits hedging by any Associates (employees, directors, contractor or consultants), other than Bainum family directors in relation to certain indirectly held shares
  Pledging policy - The Company prohibits any Associates, other than directors, from pledging shares
  Ethics hotline - Global hotline and web portal to encourage employees to report financial, ethics and employee relations issues

Environmental, Social and Governance
Our Board is actively engaged in our ESG efforts, including our long-standing commitment to sustainability and environmentally friendly building and operating practices. Further, our Board’s Diversity Committee is specifically tasked with reviewing and evaluating our diversity, equity and belonging efforts. For more information see the ESG sections on pages 4 and 31.

2022 Proxy Statement	11

Voting Roadmap

PROPOSAL 2 Advisory Approval of the Compensation of the Company’s Named Executive Officers The Board recommends that shareholders vote FOR the approval of executive compensation.	See pages 39-82 for more information

Executive Compensation Overview

Pay Component		Purpose	Key Features

Base Salary		Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives.	Modest increases in base salaries; other limited adjustments were made as needed to meet the competitive market.
CEO	Other NEOs

Short-term Variable		Motivates and rewards executives for achievement of Company annual financial and strategic goals measured over the fiscal year.	Total potential payout ranged from 0% - 200% of target; performance measures included operating income and progress against strategic initiatives.
CEO	Other NEOs

Long-term Variable
Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
Total potential payout ranges from 0% to 300% of target; measures include EPS and relative total shareholder return ("TSR").
CEO	Other NEOs

12

Voting Roadmap
Response to the 2021 Say-on-Pay Vote

We conduct an annual shareholder advisory vote on the compensation of our executive officers. In 2021, 81% of votes cast were in favor of this proposal. In 2021, we conducted outreach with shareholders representing 82% of outstanding shares, to discuss our executive compensation strategies and decisions in light of COVID-19, as well as our executives' exemplary leadership in delivering significant business results despite the challenges the travel industry faced in 2020. The Chair of the Compensation Committee participated in these calls and we received positive feedback from shareholders regarding the opportunity to further understand the rationale for the Committee’s decisions. Given the level of shareholder support for our 2021 advisory vote on executive compensation, the Committee continues to be confident that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder value and encourages long-term retention. The Committee will continue to consider the outcome of our say-on-pay votes and the views shared with us via our shareholder outreach when making future NEO compensation decisions.
of votes cast were in favor of our compensation proposal in 2021.
Pay and Governance Practices
The Company has the following pay and governance practices that reinforce the soundness of our compensation programs:

What We Do:	What We Don’t Do:

  Independent Compensation Committee and independent compensation consultant
  Annual compensation risk assessment
  Evaluate and focus on Environmental, Social and Governance (ESG) programs
  Executive compensation Recoupment or Clawback Policy
  Stock ownership guidelines: directors, NEOs and other executives have stock ownership and holding requirements

  No excise tax gross-ups on severance and change in control benefits
  No hedging by employees or directors permitted, other than by Bainum family directors in relation to certain indirectly held shares
  No pledging shares as collateral for loans or holding shares in a margin account permitted, other than by directors
  No single-trigger vesting of equity awards on a change in control
  No dividends paid on PVRSUs unless the awards vest

PROPOSAL 3
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
See page 85 for more information

2022 Proxy Statement	13

Proposal 1—Election of Eleven Director Nominees
Eleven directors are nominated for election at the 2022 Annual Meeting of Shareholders to hold office until the 2023 Annual Meeting of Shareholders or until their successors are elected and qualified.
The Company’s Restated Certificate of Incorporation provides that the number of directors must be at least three but not more than twelve. The exact number of directors within that range is determined from time to time by the Board. Currently, the Board size is set at ten directors and will increase to eleven directors prior to the Annual Meeting. If Mr. Smith is not elected at the 2022 Annual Meeting the size of the Board will be set at ten directors.
All directors are elected annually by a majority of votes cast, except in the case of a contested election, in which case directors are elected by a plurality vote.
The Board has nominated eleven individuals to serve as directors: Brian B. Bainum, Stewart W. Bainum, Jr., William L. Jews, Monte J.M. Koch, Liza K. Landsman, Patrick S. Pacious, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
Each of the nominees other than Gordon A. Smith is currently a member of our Board. Mr. Smith was known to the Nominating Committee and to the Board members given his prior service on the Board.
Board Recommendation
The Board recommends a vote FOR each of the director nominees.
Director Nominee Information and Qualifications
The Board requires that its members possess the highest personal and professional integrity and be positioned to contribute to the Board’s effectiveness through their experience. The Board has been, and continues to be, committed to diversity, including diversity of gender, race and ethnicity. The Board and the Corporate Governance and Nominating Committee view diverse representation on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success.
The Corporate Governance and Nominating Committee regularly reviews the experience, qualifications, attributes and skills of each of the Board’s director nominees. The names of Choice’s proposed director nominees, their respective ages, their positions with Choice, and other biographical information as of March 18, 2022, are set forth below.
After taking into account his significant contributions to the Board and his service as Lead Independent Director, the Board provided Mr. Shames an age-related waiver to its Board retirement policy. The Board considers any age-related waivers on an annual basis. The Corporate Governance and Nominating Committee’s assessment of the qualifications of each Board member is also included below.

14

Proposal 1—Election of Eleven Director Nominees

Brian B. Bainum
Age: 37 Director Since: 2019	Committees: DC

Background
•Management consultant with a background in enterprise digital transformations
•Worked at Deloitte Consulting, LLP and Infosys Limited
•Has an MBA from the UCLA Anderson School of Management
•Has experience in the hospitality industry from positions he previously held in hotel operations at Sunburst Hospitality Corporation and in franchise development at Choice Hotels
•Member of the Governing Council of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2016
Other Directorships
•Serves on the Investment Committee of SunBridge Manager, LLC, a private investment management firm, since 2012, and has been Director there since 2017
•Director of Realty Investment Company, Inc., a privately held real estate investment and development company
•Director of Sunburst Hospitality Corporation, a hotel operator, since 2017
•Director of Three Graces Foundation, which supports health and education projects in the developing world
Director Qualifications
Mr. Bainum’s experience serving as a Director of both a hotel developer and operator and a real estate development and investment company provides the Board with opinions and perspective regarding real estate investment and development issues that are relevant to the development efforts of the Company and its franchisees. Additionally, Mr. Bainum’s prior experience working in various on-property roles in hotels provides the Board with perspective on many operational issues of importance to the Company’s franchisees and guests. Mr. Bainum’s family and entities affiliated with Mr. Bainum’s family own approximately 38% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

2022 Proxy Statement	15

Proposal 1—Election of Eleven Director Nominees

Stewart W. Bainum, Jr.
Age: 75 Director Since: 1976, except 1996 – 1997 Chairman of the Board

Background
•Chairman of the Board of Choice Hotels International, Inc. since October 1997 and from March 1987 to November 1996
•Managing Member of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2012
•Serves on the Board of Advisors of UCLA’s Anderson School of Management
•Chairman and Chief Executive Officer of Manor Care, Inc. from March 1987 to September 1998
•President of Manor Care of America, Inc. and Chief Executive Officer of ManorCare Health Services, Inc. from March 1987 to September 1998, and as Vice Chairman of Manor Care of America, Inc. from June 1982 to March 1987
Other Directorships
•Director of the Board of Realty Investment Company, Inc., a real estate management and investment company, from December 2005 through December 2016 and Chairman from December 2005 through June 2009
•Director of the Board of Sunburst Hospitality Corporation, a real estate developer, owner and operator, from November 1996 through December 2016 and Chairman from November 1996 through June 2009
•Director of SunBridge Manager LLC, a private investment management firm, from December 2014 through December 2016
•Director of Manor Care, Inc., from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001
Director Qualifications
Mr. Bainum’s long-standing relationship serving the Company provides the Board with a valuable historical perspective on the Company’s culture and direction that is important in the Board’s decisions concerning the Company’s future direction. Prior to 1976, when Mr. Bainum began his extensive history serving as an executive of the Company, he worked for the Company’s predecessor businesses starting in 1958, at the age of 12, serving as a janitor at his father’s 28 room motel and thereafter serving in a variety of manual labor roles through completion of high school. Since 1976, when Mr. Bainum joined the Company’s leadership team, the Choice Hotels business has grown from a franchisor of 290 hotels, with a market value of less than $6 million, operating under one brand to a global enterprise with more than 7,000 hotels operating under 13 brands. In addition to his long-standing involvement with the Company, his prior experience as the board chairman for a hospitality-based real estate development and management company allows Mr. Bainum to provide the Board with unique opinions and perspectives regarding development and operational issues that affect the Company’s hotel brands. Mr. Bainum’s previous leadership of and involvement with the publicly listed companies Manor Care, Inc., Sunburst Hospitality and Vitalink Pharmacy Services represents valuable, relevant experience in the duties of management and board leadership of a publicly traded company. Mr. Bainum beneficially owns approximately 18% of the outstanding shares of the Company. He, his family and entities affiliated with his family own approximately 38% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

16

Proposal 1—Election of Eleven Director Nominees

William L. Jews
Independent Age: 70 Director Since: 2000, except 2005 – March 2006	Committees: AC (Chair), CC, DC

Background
•President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006
•President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware
•President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998
Other Directorships
•Director of CACI International, Inc. (CACI)
•Former Lead Director of CalAtlantic Group Inc.
•Former Director of KCI Technologies, Inc.
Director Qualifications
Mr. Jews brings to the Board experience as the chief executive officer of large, service-oriented companies. The Board benefits from Mr. Jews’ unique ability to relate to and comprehend many of the operational issues before the Board. In addition, Mr. Jews’ executive experience was characterized by management of rapid company growth, which provides the Board with insight related to various strategic growth and development plans. Mr. Jews' experiences leading him to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

Monte J.M. Koch
Independent Age: 58 Director Since: 2014	Committees: AC, CGN

Background
•A private investor
•Retired Partner of BDT & Company, a merchant bank that provides advice and access to long-term, differentiated capital to help family owned and founder-led businesses pursue their strategic and financial objectives
•Co-Founder and former board member of Auction.com and Ten-X, the nation’s leading online sellers of residential and commercial real estate
•Had a long career in investment banking, including service at Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and the Chairman of Mergers & Acquisitions for the Americas
•Vice Chairman of the Board of the National Business Aviation Association
Other Directorships
•Former Director of Auction.com and Ten-X
Director Qualifications
Mr. Koch’s 26 years of experience as an investment banker specializing in advising clients from the lodging, gaming and real estate sectors on major strategic transactions is valuable in helping the Board evaluate potential transactions and growth strategies. Mr. Koch’s specific experience as a co-founder and as an executive in a successful technology start-up provides the Board with insight into trends, operations, practices and ideas in an industry that has a significant impact on the Company’s core business of hotel franchising. Such knowledge assists the Company in continuing to advance its proprietary technology platform in service to its franchisees and clients.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

2022 Proxy Statement	17

Proposal 1—Election of Eleven Director Nominees

Liza K. Landsman
Independent Age: 52 Director Since: 2014	Committees: CC, DC (Chair)

Background
•General Partner at New Enterprise Associates (NEA), a leading venture capital firm
•Former President of Jet.com (acquired by Walmart in 2016 for $3.3BN)
•Former EVP and Chief Marketing Officer of E*TRADE, responsible for the company’s marketing initiatives and sat on the Executive Committee of the firm
•Former Managing Director of Digital at BlackRock. Inc.
•Former Operating Partner and Acting Chief Marketing Officer at Bravas Partners LLC
•Served in a variety of senior roles at Citigroup. Inc. over a 10-year period
Other Directorships
•Director of Squarespace, Inc. (SQSP)
•Former Director of Veritiv Corporation (VRTV)
Director Qualifications
Ms. Landsman brings over 25 years of digital, mobile and social media experience with large global companies and start-up businesses to the Choice Board. She possesses a strong background in financial services, particularly within the consumer banking, wealth management and credit card industries. Ms. Landsman’s digital experience, knowledge of consumer behavior and deep understanding of how consumers interact across different channels make her an asset to the Board.

Patrick S. Pacious
Chief Executive Officer Age: 56 Director Since: 2017

Background
•President and Chief Executive Officer of the company since September 2017
•Served as President and Chief Operating Officer of the company from May 2016 to September 2017; Chief Operating Officer from January 2014 until May 2016; Executive Vice President, Global Strategy & Operations from February 2011 through December 2013; Senior Vice President Corporate Strategy and Information Technology from August 2009 to February 2011; Senior Vice President, Corporate Development and Strategy from December 2007 to August 2009; Vice President, Corporate Development and Innovation from May 2006 to December 2007; and Senior Director of Corporate Strategy from July 2005 to May 2006
•Prior to joining the Company, he was employed by Bearingpoint Inc. as a Senior Manager from 2002 until 2005 and Arthur Andersen Business Consulting LLP as a Senior Manager from 1996 until 2002
Other Directorships
•None
Director Qualifications
Because Mr. Pacious serves as the Company’s Chief Executive Officer, he possesses unique insight and information related to both the Company’s day-to-day operations and its long- and short-term needs. Mr. Pacious’ immersion into all aspects of the Company’s business and operations provides a perspective on operational and strategic proposals under consideration by the Board that other directors rely upon in reviewing and approving matters before the Board.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

18

Proposal 1—Election of Eleven Director Nominees

Ervin R. Shames
Lead Independent Director Age: 81 Director Since: 2002	Committees: CGN (Chair), AC, CC

Background
•An independent management consultant to consumer goods and services companies, advising on management and marketing strategy, since January 1995
•Former lecturer at the University of Virginia’s Darden Graduate School of Business from 1996 until 2008
•Chief Executive Officer of Borden, Inc. from December 1993 to January 1995, and was President and Chief Operating Officer from July 1993 until December 1993
•President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, and then served as its Chairman, President and Chief Executive Officer until 1993
•Served in various management positions with General Foods and Kraft Foods from 1967 to 1989
Other Directorships
•Former Chairman of the Board of Sleep Number Corporation (SNBR)
•Former Board Chair of Western CT Health Network and Former Board Chair of Norwalk Hospital
Director Qualifications
Mr. Shames has expertise in management strategy that is valuable to the Board both as a resource for use in evaluating the performance of the Company’s executive team, as well as for developing and fostering management initiatives and incentives within the Company. Mr. Shames’ experience as an executive of consumer products-based companies aligns well with the Board’s constant evaluation of the Company’s hotel brand performance and plans for brand development and enhancement. Mr. Shames’ experience as former Board Chair of Western CT Health Network and as former Board Chair of Norwalk Hospital provides valuable insight from outside of the hospitality industry. Mr. Shames’ background as a lecturer at the Darden School of Business exposed him to a variety of ideas and strategies in the area of business management that are valuable to the Board as a basis for enhancing or refining the Company’s management practices and corporate governance procedures. Mr. Shames has served on numerous for-profit and not-for-profit boards that have provided him in-depth governance experience.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

2022 Proxy Statement	19

Proposal 1—Election of Eleven Director Nominees

Gordon A. Smith
Independent Age: 63 Current nominee, prior director from 2004 - 2017

Background
•Currently Vice Chairman of JPMorgan Chase, Mr. Smith has worked for JPMorgan Chase since 2007
•Co-President and Chief Operating Officer of JPMorgan Chase from 2018 to 2021
•Chief Executive Officer, Chase Consumer and Community Banking of JP Morgan Chase from 2012 to 2021
•Mr. Smith joined Chase in 2007. He served first as CEO of Card and then of the Card, Merchant Services and Auto Finance businesses before taking over Consumer & Community Banking in 2012.
•Before joining Chase, Mr. Smith spent more than 25 years at American Express, where he led and managed several businesses, including the U.S. Domestic Consumer Card Business. From 2005 until 2007, he was President of the Global Commercial Card business.
Other Directorships
•Former Director of Nordstrom, Inc. (JWN)
Director Qualifications
Mr. Smith’s experience as an executive in the consumer services industry, including his current tenure as Vice Chairman at JP Morgan Chase, provides the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business of hotel franchising. The knowledge Mr. Smith gained during his tenure at American Express, where he played a vital role in managing a global brand and in developing partnerships and customer rewards programs, is valuable in helping the Board review advertising, branding and growth strategies.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

20

Proposal 1—Election of Eleven Director Nominees

Maureen D. Sullivan
Independent Age: 40 Director Since: 2018	Committees: CC, CGN

Background
•Partner at TCG Capital Management, since April 2021, who brings significant leadership experience at the intersection of technology, product development, marketing and operations. Before joining TCG, Ms. Sullivan spent the last decade focused on brands that align with the interests and solve the unique needs of female consumers
•President and Chief Operating Officer at Heyday Skincare, from September 2020 to March 2021 where she helped to accelerate the company's ability to deliver personalized skincare
•President and COO at Rent the Runway, from September 2015 to March 2020, where she helped the company transform into a subscription service disrupting the global fashion industry. During her tenure, Ms. Sullivan helped build the foundation for the company to scale to a $1B valuation, while democratizing fashion and creating a more sustainable way for people to get dressed
•President, AOL.com & Lifestyle Brands from April 2009 to September 2015 and began her career at Google New York Engineering before being named Chief of Staff to the American Advertising Organization, where she oversaw business planning and partnership development
•Built and launched MAKERS.com, the largest video collection of ground-breaking women’s stories, and documentary film series, chronicling the modern American feminist movement and created and launched the MAKERS Conference, a live event gathering influential women from across industries for a several– day thought leadership conference on accelerating women’s leadership
•Launched the MAKERS@ Corporate Advisory Board, connecting corporate partners to the mission of MAKERS - a platform for storytelling highlighting ground-breaking women
Other Directorships
•None
Director Qualifications
Ms. Sullivan brings significant consumer brand development and management, marketing, and technology experience to the Board. In particular, her expertise in digital, mobile and social media help shape the Board’s assessments of the Company’s efforts to increase its strategic presence in these areas. Ms. Sullivan’s experience as an executive in consumer-facing, e- commerce, wellness and service focused start-up environments brings a current perspective to the Board’s operational considerations. In addition, Ms. Sullivan has proven herself an influencer and champion of diversity in the workplace.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

2022 Proxy Statement	21

Proposal 1—Election of Eleven Director Nominees

John P. Tague
Independent Age: 59 Director Since: 2012	Committees: CC (Chair), AC

Background
•Retired President and Chief Executive Officer of Hertz Global Holdings, Inc.
•Chairman and CEO of Cardinal Logistics Holdings from July 2011 until November 2014
•Served UAL Corporation through October 2010 when he retired as President
•Executive Vice President and Chief Revenue Officer of United Air Lines, Inc. and UAL Corporation from April 2006 until May 2008
•Joined United as Executive Vice President in 2003
Other Directorships
•Currently serves on the boards of United Road Services and Victory Innovations, both Carlyle portfolio companies
•Former Director of The Hertz Corporation (HTZ)
Director Qualifications
Mr. Tague’s extensive experience in the car rental and airline industries enables him to provide the Board with insights and suggestion relevant to the overall travel industry. Because Mr. Tague’s industry experience is not hotel-based, he provides the Board with unique opinions and assessments about the travel and hospitality industry sector in which the Company operates.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

22

Proposal 1—Election of Eleven Director Nominees

Donna F. Vieira
Independent Age: 57 Director Since: 2021	Committees: AC

Background
•Executive Vice President and Chief Commercial Officer at Sallie Mae where she oversees the company’s top line revenue growth, credit, pricing and loss mitigation, as well as products, sales, marketing, customer and digital experience, and business development
•Former Chief Marketing Officer of Consumer Banking and Wealth Management at JPMorgan Chase.
•Has an extensive background in marketing and general management via her current role at Sallie Mae and her work at other leading financial services companies including American Express and JP Morgan Chase
•At American Express, she focused on new customer acquisition and product development and oversaw the launch of a series of new card products including Blue Business and Business Membership Rewards and was a member of the team that launched Open Small Business
•At JP Morgan Chase, she held key small business and consumer-focused roles. She led the development of strategic marketing, brand and digital transformation initiatives to grow deposit and investment balances, as well as customer relationships
•Delaware Governor John Carney appointed her as Chair of the Office of the Treasurer’s Plans Management Board, overseeing investment programs that help families to plan and save for post-secondary education
•Member of the Executive Leadership Council, the pre-eminent membership organization that is committed to increasing the number of Black executives in global enterprises
Other Directorships
•None
Director Qualifications
Ms. Vieira’s experience as an executive in the consumer services industry, including her current tenure as Executive Vice President and Chief Commercial Officer at Sallie Mae, as well as her prior roles at JP Morgan Chase and American Express, provide the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business. Ms. Vieira's experience on the Executive Leadership Council, and the experiences leading her to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

AC Audit	CC Compensation and Management Development	CGN Corporate Governance and Nominating	DC Diversity

2022 Proxy Statement	23

Proposal 1—Election of Eleven Director Nominees
Director Skills, Experience and Attributes
The below are the skills, experience and attributes of our nominees, and the relevance of each to the Company.
Skills and Experience

Corporate and Organizational Leadership
Corporate and Organizational Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.

Risk Management and Data Security
Risk Management experience is important to overseeing our risk management program and mitigating key risks to the Company. Data Security experience is important in overseeing the security of our business and operations systems (both physical and cyber).

Public Company Board Service and Governance
Public Company Board Service and Governance is important to defining and driving strategic direction and overseeing our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.

Accounting and Financial Responsibility
Accounting and Financial Responsibility is important in overseeing our financial management as well as ensuring accurate financial reporting processes and robust controls.

Human Resource Management Human Resource experience is important to ensuring our ability to recruit, retain and develop key talent essential to our operations.
Government Relations and Public Policy
Government Relations and Public Policy experience is important in providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policies, initiatives and legislation.

Sales and Marketing Sales and Marketing is important to providing additional insight and advice to management as our business is dependent on effective marketing.	Hospitality Industry Experience Hospitality Industry experience is important in understanding the technical nature of our business and to help inform our views on hospitality-related matters.

Digital Commerce Leadership
Digital Commerce Leadership is important in understanding consumer and franchisee interaction with the complex technology involved in our reservations and operations systems.

Legal, Regulatory and Compliance
Legal, Regulatory and Compliance experience is important in understanding the Company's risks and obligations, including in relation to operating internationally and being subject to regulatory authorities.

Financial and Capital Markets
Financial and Capital Markets experience is important in providing the knowledge and skills necessary to evaluate and oversee the Company's design and implementation of financing and capital allocation strategies.

24

Proposal 1—Election of Eleven Director Nominees
Board Diversity
Directors representing a mix of genders, ethnicities, races, cultures and other perspectives expand the Board's understanding of the needs and viewpoints of our customers, franchisees, employees, shareholders and other stakeholders. The self-identified gender and demographic background of our nominees is as follows:

	Female	Male
Gender	3	8
Self-Identified Demographic Background
African American or Black	1	1
Asian		1
Hispanic or Latinx		1
White	1	7
Other
Two or More Races or Ethnicities (counted in each)		2
Prefer Not to Disclose Demographic Background	1
Military Veteran		1
Director Independence
The Board currently has ten directors, a majority (seven) of whom the Board has determined to be “independent” under the listing standards of the NYSE. The independent directors are William L. Jews, Monte J.M. Koch, Liza K. Landsman, Ervin R. Shames, Maureen D. Sullivan, John P. Tague and Donna F. Vieira. An eleventh individual is included in the nomination, Gordon A. Smith, whom the Board has also determined to be “independent” under the listing standards of the NYSE.
In determining director “independence,” the Board applies the standards as set forth in the listing standards of the NYSE and additional independence standards adopted by our Board as follows:
•No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than three years as currently required under the NYSE rules;
•No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than three years as currently required under the NYSE rules; and
•No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than three years as currently required under the NYSE rules.
Family Relationships
The Chairman of the Board, Stewart W. Bainum, Jr., is the uncle of one of our other directors, Brian B. Bainum. Other than the family relationship between Mr. Stewart W. Bainum, Jr. and Mr. Brian B. Bainum, there are no other familial relationships among our directors or executive officers.
Board Refreshment and Consideration of Director Nominees
Our Corporate Governance and Nominating Committee is primarily responsible for maintaining a strong and diverse Board through robust evaluation and succession planning processes, which include recommending Directors for re-election and identifying new candidates who will bring complementary skills and varied perspectives to our Board. Our Corporate Governance and Nominating Committee evaluates and determines the most impactful and desirable mix of characteristics, skills, experience and diversity for our Board as a whole, as well as the qualifications and attributes of individual Directors and Director candidates.

2022 Proxy Statement	25

Proposal 1—Election of Eleven Director Nominees

Board’s Commitment to Diversity
The Board has been, and continues to be, committed to Board’s diversity, including diversity of gender, race and ethnicity. The Board, and the Corporate Governance and Nominating Committee, view diverse representation on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success.

Our Corporate Governance and Nominating Committee strives to achieve an appropriate balance of continuity and refreshment through a mix of newer and longer-tenured Directors. Our Governance Committee and Board believe that there should be a balance of institutional knowledge and fresh perspectives among our Directors, and that long tenure does not itself impair a Director’s independence and often enhances a Director’s ability to apply independent judgment.

4 directors have been added to the Board in last 5 years
The addition of Mr. Pacious to the Board brought an in-depth perspective on the current business and practices of the Company. The addition of Ms. Sullivan brought important online marketing experience. Mr. B. Bainum's addition brought the perspective of a consultant with hotel industry background. The addition of Ms. Vieira brought a deep knowledge of the consumer to the Board.

As the Company’s strategic priorities continue to evolve and in consideration of potential retirements and departures, our Corporate Governance and Nominating Committee continues to proactively evaluate our Board’s composition and succession planning to facilitate a smooth transition and continuity of skills, experience and diversity in the boardroom.
Consideration of Director Candidates
The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the Company’s Board. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.
The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.
The Corporate Governance and Nominating Committee uses a variety of methods to identify potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company. When reviewing and recommending candidates to join the Board, the Corporate Governance and Nominating Committee considers how each prospective new member’s unique background, experience and expertise will add to the Board’s overall perspective and ability to govern the Company. The Committee recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse background and experience. When assessing a Board candidate’s background and experience, the Committee takes into consideration all relevant components, including, but not limited to, a candidate’s gender and cultural and ethnic background. The Committee may also use one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as applied to candidates identified through other means, as set forth above. Shareholders seeking to recommend a prospective candidate for the Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected by mail to: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

26

Corporate Governance
Board of Directors
The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business primarily through discussions with the Chairman, the CEO and other members of the Company’s management, by reviewing materials provided to them and by participating in Board and committee meetings.
In 2021, the Board held five meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. In 2021, all of the then-current Board members attended the Annual Meeting. The Company expects all directors to attend the Annual Meeting. The independent, non-management members of the Board are required to meet at least once a year in executive session without management present. Mr. Shames, the lead independent director, chairs these meetings. Four such meetings were held in 2021.
The Board has adopted Corporate Governance Guidelines, a Corporate Ethics Policy and charters for each of its standing committees, including the Audit Committee, Compensation and Management Development Committee, Corporate Governance and Nominating Committee, and Diversity Committee, each of which is discussed further below. The Audit Committee Charter and Corporate Governance and Nominating Committee Charter were updated in 2020. The Corporate Governance Guidelines, Corporate Ethics Policy and several of the committee charters were updated in 2019. A temporary addendum was added to the Corporate Ethics Policy effective March 1, 2021, as further discussed below. The Corporate Governance Guidelines, Corporate Ethics Policy and all standing committee charters are included in the investor relations section of the Company’s website at www.choicehotels.com.
Overview
The Board is responsible for oversight of strategy, business operations and performance evaluation, so as to promote the long-term success of the Company.
KEY GOVERNANCE DOCUMENTS
The Board’s is committed to good corporate governance practices and has adopted Corporate Governance Guidelines, which are a set of principles that provide a framework for the Company’s corporate governance and assist the Board in the exercise of its fiduciary duties. The Board has also adopted a Corporate Ethics Policy and evaluates the charters of each of its standing committees annually.
CODE OF ETHICS POLICY
The Board has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the CEO, CFO and Chief Accounting Officer) and its subsidiaries in making ethical and legal decisions in his or her daily work. Effective March 1, 2021 and in light of the ongoing COVID-19 pandemic, a temporary addendum was added to the Ethics Policy to reflect a modification of the Company’s policy around gift card acceptance and distribution. Concurrently, the Ethics Policy was revised to add an enhancement to the disciplinary actions for violations of the Policy.
To the extent approved or granted, the Company will post required amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the CEO, CFO and Chief Accounting Officer) on the Company’s website.
BOARD MEETINGS AND ATTENDANCE
Directors are expected to attend the Annual Meeting, all meetings of the Board and the meetings of their respective committees. All then-serving directors attended the 2021 Annual Meeting. Board members also typically attend the Company's annual Convention to gain insight into the business and interact with the Company's franchisees.

2022 Proxy Statement	27

Corporate Governance

Number of Meetings Held in 2021 5 Entire Board 5 Compensation and Management Development Committee 8 Audit Committee 3 Corporate Governance and Nominating Committee 2 Diversity Committee	Director Attendance All of the directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2021.

Board Leadership Structure

Stewart W. Bainum, Jr. Chairman of the Board	Patrick S. Pacious Chief Executive Officer	Ervin R. Shames Lead Independent Director

Primary Responsibilities
•Provides a unique understanding of the Company’s culture and business
•Serves as a primary contact with the Company’s senior management team
•Brings the perspective of a major shareholder to the Board

Primary Responsibilities
•Leads business strategy and performance
•Focuses executives and resources on achieving the Company's strategic plan
•Leads the Company in creating a healthy balance sheet while continuing to empower investment and growth in key Choice brands

Primary Responsibilities
•Serves as chairman of executive session meetings to permit the nonmanagement and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership
•Manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board

The Board is led by the Chairman, Mr. Stewart W. Bainum, Jr., who has served in this role for more than 25 years. The benefits of Mr. Bainum’s leadership of the Board stem both from Mr. Bainum’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available to the Board as a whole. This flow of communication enables Mr. Bainum to identify issues, proposals, strategies and other considerations for future Board discussions and informs his role as leader in many of the resulting discussions during Board meetings. Mr. Bainum also brings the perspective of a major shareholder to the Board. Mr. Bainum, his family and entities affiliated with his family, beneficially own approximately 38% of the Company’s outstanding Common Stock.
The Company has elected to separate the positions of Chairman (held by Mr. Bainum) and CEO (held by Mr. Pacious). Although Mr. Pacious serves as a member of the Board, we believe that Mr. Bainum’s role as Chairman provides for a meaningful division of leadership between management and the Board.
In addition to this division of leadership between Chairman and Chief Executive Officer, leadership is further enhanced on the Board based on the Board’s annual election of a lead independent director. In light of the Company and Board leadership roles held by Mr. Bainum and Mr. Pacious, the Board believes that it is important to maintain a Board leadership position that is held by an independent director. Currently, Mr. Shames serves as the Board’s lead independent director. In his role as lead independent director, Mr. Shames serves as chairman of executive session meetings in which non-independent directors, namely Mr. Bainum, Mr. Pacious and Mr. Brian B. Bainum do not participate. The goal and purpose of these meetings chaired by Mr. Shames is to permit the non-management and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership. The Board meets regularly in executive session. Four such meetings were held in 2021. In addition to chairing the executive sessions, the lead independent director or his designee manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board.

28

Corporate Governance
Role of the Board of Directors
BOARD’S ROLE IN OVERSIGHT OF STRATEGY
The Board annually approvals a long-term strategic plan and a one-year operating plan, together with any ongoing reviews and updates. The Board has also taken an active role in guiding strategy during times of change, including during the COVID-19 pandemic.
BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
The Board has responsibility for overseeing the Company’s risk management. The Board regularly receives updates from management and the Board committees on key areas of risk that have been identified by the Board, its committees and management. In addition, the Board annually, or more frequently as circumstances dictate, assesses the overall risk profile of the Company including changes to evolving areas of risk. The full Board oversees processes involving risks raised by transactions involving the Company, and its directors, officers and employees that have the potential to present higher degrees of risk than ordinary course transactions. Finally, each of the Board’s committees plays a role in taking primary responsibility for certain areas of risk, attendant to each committee’s particular area of focus as described below.

The Board
The Board’s primary role in risk oversight is to establish and maintain effective policies and procedures that serve to highlight or expose critical risks. The Board has adopted a set of Board policies applicable to various transactions involving the Company and its directors, officers and employees that the Board has determined are likely to involve a potentially higher degree of risk than ordinary course transactions and therefore are appropriately reviewable by the full Board. For these transactions, the Company is required to obtain Board approval, which provides the Board with an opportunity to discuss the transaction and attendant risk, prior to the transaction becoming binding on the Company. Those transactions requiring prior Board approval include transactions above certain limits, certain lending arrangements, certain litigation settlements, and certain related party transactions.
In addition to the full Board’s role in risk oversight, different committees of the Board play a role in overseeing risks attendant to the committee’s particular area of focus described below.

Audit Committee •Has specific functions and responsibilities that generally relate to the risk oversight function, including risks relating to financial reporting, compliance and cybersecurity	Compensation and Management Development Committee •Assumes primary responsibility for risk oversight as it relates specifically to the Company’s compensation policies and practices	Diversity Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion	Nominating and Corporate Governance Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion

Management
Management provides the Board with information as it relates to risk in all areas of the Company. Given management's day to day experience and leadership position in the Company, management can both guide the Board in managing risk as well as ensure the strategy and instructions of the Board are carried out.

2022 Proxy Statement	29

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CULTURE
The Board oversees the organization's human capital management. It actively engages in executive reviews and focuses on succession planning for the CEO and key management.
CEO and Management Succession Planning
The Compensation and Management Development Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process. The Compensation and Management Development Committee's process enables the Company to prepare for any required actions in relation to emergency succession planning. In conjunction with the talent development process and it's evaluation of the Company's diversity programs. the Board reviews the talent pipeline from a diversity standpoint and supports the promotion of diverse leadership.
Workplace Culture and Diversity
The Board is actively involved in enabling management to develop a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Board biannually reviews a diversity report focused on success against the Company’s annual diversity, equity, and belonging objectives in workplace practices, franchisee development, advertising and marketing goals. The Board also receives updates on the Diversity Advisory Council, Choice Resource Groups, and general inclusion activities. Our Diversity Framework that supports all our efforts is shown below.

Diversity Framework

STRATEGY → ACCOUNTABILITY → EXECUTION

BOARD ENGAGEMENT	Choice's commitment to diversity starts at the top with the purpose of holding the business accountable for meeting deliberate and measurable diversity objectives in corporate workplace practices, franchise sales and advertising.
EXECUTIVE SPONSORSHIP	SVPs and above provide sponsorship and support to individual CRGs and DAC. The Executive Sponsor is not an honorary or figurehead position but, instead, plays an active and important role as a champion of the group.
CEO DIVERSITY ADVISORY BOARD	Promotes sustainable D & I practices internally and externally. Representatives from three core functions: Associates, Marketing/Consumes, and Franchisees.
DIVERSITY EXECUTIVE ADVISORY COUNCIL	Commitment, Alignment and Resource Allocation. Venue to connect CRG Sponsors with DAC support with the Exec Team to capture full value of diversity and bring insights and ideas into alignment with resources.
DIVERSITY ADVISORY COUNCIL	DAC serves as an organizational thought partner, identifying issues and trends that impact our diverse workforce and/or serve to strengthen our inclusive culture. This council is comprised of 30 cross-functional leaders who serve three-year terms.
ASSOCIATE ADVISORY COUNCIL	CRG chairs come together quarterly, as the Associate Advisory Group and look for opportunities to collaboratively impact the organization.
CHOICE RESOURCE GROUPS	Guided by a focus on Culture, Talent & Business, the Choice Resource Groups provide cultural vibrancy and a sense of connectedness and belonging for associates. Choice has 11 core resource groups.
DIVERSE CLIENT & CONSUMER ENGAGEMENT	Choice is committed to the long-term success of its minority hotel owners, along with ensuring that all consumers know that Choice offers inclusive brands where everyone is welcome, wanted, and respected.

30

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF ESG
The Board oversees the Company's environmental, social and governance ("ESG") efforts and objectives.
ESG is driven from the top by our Board of Directors and CEO. The Corporate Governance and Nominating Committee has primary responsibility for ESG initiatives, and each of the primary Board Committees oversees discrete sustainability matters from a strategic and risk management perspective as set out below.

Compensation and Management Development •Talent management and succession planning •Executive and Director compensation	Audit •Data privacy and data protection •Information security, including cybersecurity	Corporate Governance and Nominating •Oversees ESG strategy and matters •Environmental Stewardship	Diversity •Inclusion •Key diversity initiatives

Management

•Our senior executive team works together with our ESG vice-president to advance our ESG efforts across the organization

Committees of the Board
The standing committees of the Board are the Audit Committee, the Compensation and Management Development Committee, the Corporate Governance and Nominating Committee and the Diversity Committee. The charters for each of these committees are included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each of the Audit Committee, Compensation and Management Development Committee and Corporate Governance and Nominating Committee are independent, as required by the committee charters, the current listing standards of the NYSE and the rules of the SEC, as applicable.
The following provides a description of certain functions, current membership and meeting information for each of the Board committees for 2021.

2022 Proxy Statement	31

Corporate Governance
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Members: John P. Tague (Chair), William L. Jews, Liza K. Landsman, Ervin R. Shames, Maureen D. Sullivan
Meetings in 2021: 5

The Compensation and Management Development Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives through the following functions, among others:
•Overseeing the administration of the Company’s equity compensation plans and authorizing equity awards thereunder;
•Establishing and updating the “peer group” used to compare the Company’s compensation practices;
•Reviewing and approving the compensation of executive officers, in light of shareholder “Say-on-Pay” results and other relevant factors;
•Setting the compensation for the non-employee members of the Board;
•Reviewing bonus and incentive plans, pensions and retirement;
•Reviewing other employee benefit plans and programs;
•Reviewing the Company’s succession plan and management development;
•Self-evaluating annually;
•Setting criteria and guidelines for performance of the CEO;
•Assessing performance of the CEO against performance objectives; and
•Reviewing and discussing the Company’s Compensation Discussion and Analysis and producing the annual Compensation and Management Development Committee report for the Company’s proxy statement.

The Compensation and Management Development Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process.
During 2021, at the direction of Mr. Tague, the Chairman of the Compensation and Management Development Committee, Mr. Pacious prepared and distributed to Committee members meeting agendas, consultant-provided compensation related information, and Company reports and data in preparation for Committee meetings. Mr. Cimerola, our Chief Human Resources Officer, assisted with preparation of the agenda and certain materials at the request of Mr. Tague. In conjunction with the Compensation and Management Development Committee Chairman, Messrs. Pacious and Cimerola also prepared and presented specific compensation proposals to the Compensation and Management Development Committee, including Mr. Pacious’ assessment of individual executive officer performance and recommended compensation amounts for each officer other than himself. See “Compensation Discussion and Analysis” section below for more information on Mr. Pacious’ role in recommending the compensation paid to our NEOs in 2021. None of our executive officers determined or recommended the amount or form of non-employee director compensation.
The Compensation and Management Development Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of our CEO, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
In accordance with its charter, the Compensation and Management Development Committee has the authority to retain, terminate and approve professional arrangements for outside compensation consultants to assist the Committee.

32

Corporate Governance
The Compensation and Management Development Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide various compensation-related services and assistance. Meridian performed the following functions and services:
•Attended Committee meetings;
•Provided independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve effectiveness of our compensation program;
•Provided and discussed peer group and various survey data; and, based on this information, offered independent recommendations on CEO and NEO compensation;
•Advised on CEO pay ratio and related calculations;
•Reviewed the CD&A, compensation tables and other compensation-related disclosures in our proxy statements;
•Offered recommendations, insights and perspectives on compensation related matters;
•Evaluated and advised the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•Supported the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our shareholders.
Meridian attended each of the Committee meetings in 2021 in person, by video conference or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chairman between meetings. Meridian reviewed the CD&A and the executive compensation tables contained in this proxy statement. See “Compensation Discussion and Analysis” below for additional information related to the role of Meridian in the Company’s 2021 executive compensation decisions.
The Committee has analyzed whether the work of Meridian as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Meridian or any of its affiliates; (ii) the amount of fees the Company paid to Meridian as a percentage of Meridian’s total revenue; (iii) Meridian’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Meridian or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Meridian or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultants to the Company has not created any conflict of interest.
The Board determined that each member of the Compensation and Management Development Committee was independent under the listing standards of the NYSE applicable to Compensation Committee members.
While the charter authorizes the Compensation and Management Development Committee to delegate its responsibilities to subcommittees, to date, the Committee has not delegated any of its responsibilities in this manner, other than its delegation to the Stock Compensation Committee to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire.
Compensation Committee Interlocks and Insider Participation
In 2021, no member of our Compensation and Management Development Committee was an officer, former officer, or employee of the Company. During 2021, no member of the Compensation and Management Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2021, no interlocking relationship existed between any of our executive officers or Compensation and Management Development Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

2022 Proxy Statement	33

Corporate Governance
AUDIT COMMITTEE
Members: William L. Jews (Chair), Monte J.M. Koch, Ervin R. Shames, John P. Tague, Donna F. Vieira
Meetings in 2021: 8

The Audit Committee assists the Board to fulfill its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes generally. The Committee discharges these duties through the following functions, among others:
•Conferring separately with the Company’s independent registered public accounting firm and internal auditors regarding their responsibilities;
•Reviewing reports of the Company’s independent registered public accounting firm and internal auditors and annual and quarterly reports for filing with the SEC;
•Reviewing reports of the Company’s independent registered public accounting firm concerning financial reporting processes and internal controls, discussing these internal controls with and suggesting improvements to management;
•Establishing and monitoring an anonymous complaint hotline and other complaints procedures regarding accounting and auditing matters;
•Pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm;
•Self-evaluating annually;
•Determining the selection, compensation and appointment of the Company’s independent registered public accounting firm and overseeing their work;
•Reviewing the Company’s policies with respect to risk management;
•Reviewing with the CEO, CFO or Chief Accounting Officer, the Company’s disclosure controls and procedures; and
•Overseeing the Company’s cyber security and data security practices and procedures.

The Board has determined that Mssrs. Jews, Koch, Shames and Tague are qualified as audit committee financial experts within the meaning of the SEC’s regulations. Furthermore, each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board also determined that each member of the Audit Committee was independent under SEC rules and the listing standards of the NYSE applicable to Audit Committee members.

34

Corporate Governance
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Ervin R. Shames (Chair), Monte J.M. Koch, Maureen D. Sullivan
Meetings in 2021: 3

The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board selects, the director nominees for election or to fill vacancies; develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company; and oversees the evaluation of the Board. The Committee also has the following functions, among others:
•Establishing criteria for Board membership;
•Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of proposed Board candidates;
•Reviewing and making recommendations to the Board on the size and composition of the Board and its committees;
•Reviewing and making recommendations to the Board with respect to directors, if any, who are unable to perform their duties;
•Reviewing and making recommendations to the Board with respect to the retirement of directors;
•Reviewing and making recommendations to the Board with respect to the Company’s policies regarding director or senior executive conflict of interest matters and related party transactions;
•Overseeing and making recommendations, as appropriate, to the Board concerning Environmental, Social and Governance, and Corporate Social Responsibility strategy and matters;
•Monitoring and making recommendations to the Board concerning matters of corporate governance; and
•Reviewing the outside board service by senior executives.

DIVERSITY COMMITTEE
Members: Liza K. Landsman (Chair), Brian B. Bainum, William L. Jews
Meetings in 2021: 2

The Diversity Committee seeks to assist and advise management in developing a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Committee goals reach beyond the workplace culture, also focusing on diverse franchise development, diverse sourcing, inclusive advertising and inclusive community involvement. The Committee seeks to achieve its goals through the following functions, among others:
•Review and evaluate diversity efforts in workforce development, franchise development, vendor relations, marketing and philanthropy;
•Review the efforts by management to increase the diversity of the Company’s workforce, including at management levels; and
•Reporting to the Board on diversity matters.

2022 Proxy Statement	35

Corporate Governance
Board Effectiveness
The Board engages in multiple activities that focus on Board effectiveness.
ANNUAL BOARD AND COMMITTEE ASSESSMENT
The Company and the Board prioritize assessment and self-evaluation as a means of continual improvement in furthering the goals of the Company, the Board and shareholders.

Board and Committee Evaluations
The Board engages in an annual Board assessment process. As part of this process, each Committee is also evaluated. Each Board member completes an extensive evaluation of the Company, the Board and his or her committees. An in-person or virtual interview by a Board specialist is conducted at regular intervals.

Analysis and Discussion
  The Board self-evaluations, interviews and management feedback are evaluated by an outside expert and shared with the Board and the Board's advisors.
  The Chair of the Corporate Governance and Nominating Committee analyzes the information and reports the analysis via letter to the Board.
  The Board discusses its assessment in detail within the context of the Corporate Governance and Nominating Committee meetings, as well as within the Board meetings.
  The Board's corporate governance advisors evaluate and discuss the results of the assessment with the Board.

Management Evaluations	Feedback is also solicited from members of management regarding key aspects of management's interaction with the Board.

Governance Document Review
The charters for each of the Audit, Compensation and Management Development, Corporate Governance and Nominating, and Diversity Committees are evaluated annually by the relevant Committee and changes are made as necessary. The Audit Committee evaluates the Ethics Policy annually.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New Directors are oriented to the Board by other Directors, by management and by external advisors. Board advisors and experts present at Board and committee meetings on topics such as corporate governance developments, audit developments, enterprise risk management, data security updates, and legislative and public policy developments. Outside of the boardroom, Directors engage on various topics of concern to the Board, whether through industry groups or in their own business leadership capacities.

36

Corporate Governance
Shareholder Outreach and Engagement
Our relationship with our shareholders is an important part of our Company's success.
In Spring 2021, we reached out to shareholders representing 82% of outstanding shares (our top 25 shareholders and the Bainum-affiliated shareholders), to discuss our executive compensation strategies and decisions in light of COVID-19 and our executives' exemplary leadership in responding to those challenges, delivering strong business results despite the challenges the travel industry faced in 2020. The Chair of the Compensation Committee participated in these calls and shareholders provided positive feedback on the opportunity to discuss the rationale for the Committee’s decisions.
We continued our shareholder outreach in Fall 2021, reaching out to the stewardship teams of our shareholders representing over 87% of outstanding shares (our top 50 shareholders and Bainum-affiliated shareholders). Our CFO and other members of management participated on these Fall stewardship calls focusing on our ESG initiatives, and covering a broad range of topics.
Shareholder Outreach

FALL 2021 GENERAL OUTREACH - STEWARDSHIP TEAMS

Shareholders Engaged	Who Were Engaged	Matters Discussed	Result of Engagement
We reached out to shareholders representing 87.73%* of stock and discussed with shareholders representing 49.63% of stock.	CFO General Counsel HR Investor Relations	Company Performance ESG Board Performance Board Oversight	Feedback from investors was reported back to our Board and other members of management.
HR

SPRING 2021 OUTREACH ON EXECUTIVE COMPENSATION/SAY-ON-PAY

Shareholders Engaged	Who Were Engaged	Matters Discussed	Result of Engagement
We reached out to shareholders representing 82.14%* of stock and discussed with shareholders representing 46.9% of stock.	Chair of Compensation Committee HR Legal Investor Relations	The engagement focused on our executive compensation program.	We achieved 81% approval for our executive compensation program.

*    Includes Bainum family affiliated shares, approximately 36% of outstanding shares as of December 31. 2020.

2022 Proxy Statement	37

Corporate Governance
2021 Engagement with Stewardship Teams
In fall 2021, key executives initiated conversations with the stewardship teams of shareholders to focus on the Company's ESG efforts, as well as to discuss a range of topics of interest to our shareholders. .

Key topics discussed with shareholders
•General outreach and introductions
•Environmental focus, including the Company's property management pilot to monitor utility usage and offer opportunities for energy, water and waste conservation, and the Company's pledge to phase out single use polystyrene products by year-end 2023 across domestic brands
•Social focus, including the Company's strong culture of diversity and multiple awards for the same
•Governance focus, including the Company's Recoupment or Clawback Policy
•Executive compensation
•Business performance
•Board performance
•Board oversight
•Diversity, equity and inclusion
We contacted holders of 87.73% of our outstanding shares We met with holders representing 49.63% of our outstanding shares

An example of the results of our shareholder outreach effort is the Company’s Recoupment Policy (Clawback Policy or Policy) changes. The Policy gives the Compensation and Management Development Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed cash incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. In response to shareholder feedback, in February 2022, the Committee approved an amendment to the Clawback Policy to more closely align the Policy with current market practice. Specifically, the Policy was amended to (i) extend the Policy to cover equity compensation in addition to cash compensation and (ii) expand the coverage to include Section 16 officers in addition to all direct reports of the CEO.
Contacting the Board of Directors
Shareholders or other interested parties may contact an individual director, the directors as a group, the Chairman or lead independent director of the Board, or the independent directors as a group by mail at the following address:

Mail:	Choice Hotels International, Inc. 1 Choice Hotels Circle, Suite 400 Rockville, Maryland 20850 Attn: Board of Directors
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

38

Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation
We are seeking shareholder input on our executive compensation as disclosed in this proxy statement. The Board and the Compensation and Management Development Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing tools necessary to attract and retain the best talent.
As described in the Compensation Discussion and Analysis beginning on page 40 of this proxy statement, our executive compensation program is designed to incentivize achievement of short- and long-term Company and individual performance. By paying for performance, we believe we align the interests of our executive officers with those of our shareholders. The Company believes the highest executive talent is attracted to a company that recognizes and rewards performance. We also emphasize good governance practices as part of our compensation program and believe that such practices enhance the alignment of interests between our executives and our shareholders.
Consistent with the philosophy noted above, the compensation program has been designed to achieve the following objectives:

Pay for Performance	Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company’s results and enhance shareholder value

Encourage Growth	Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leveraging core competencies and / or adding to our franchising business model

Competitive Pay	Assure that compensation relates to performance relative to companies of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for strong performance in the hospitality industry through equity incentives that vest over time

Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”
The vote is advisory and is not binding on the Board. However, the Compensation and Management Development Committee will take into account the outcome of the vote as part of its ongoing oversight and consideration of the Company’s executive compensation program.
Board Recommendation
The Board recommends that shareholders vote FOR the approval of executive compensation.

2022 Proxy Statement	39

Letter from Chair, Compensation and Management Development Committee
Dear Choice Hotels Shareholders:

In 2021, Choice had a remarkable year and positioned itself to benefit from the acceleration of consumer trends that favor leisure travel, limited-service hotels and longer stay occasions. The Company has captured a greater share of consumer demand than its competitors and has emerged from the pandemic as a stronger company than it was two years ago.
Consistent with our pay-for-performance philosophy, the year's performance is reflected in our executive pay and the compensation decisions for our Named Executive Officers ("NEOs") as follows:
•Choice's relative total shareholder return ("TSR") performed at the 95th percentile of its peers for 2021 and the first two performance periods (2020 and 2021) of the Company's relative TSR PVRSUs aligned to a 200% payout on each tranche
•492 domestic franchise agreements were awarded in 2021, which represented 114% of Mr. Pepper's 2021 goal to execute 432 agreements
•Short-term incentives on average paid out above target (186.6%) based on performance at the following percentages of target for all NEOs other than Mr. Pepper: operating income: 200%, strategic initiatives: 173% (Due to his development role, Mr. Pepper's compensation is linked to the number of awarded franchise agreements, overall deal value and related metrics)
Additionally, in Spring 2021, we reached out to shareholders representing 82% of outstanding shares, to discuss our executive compensation strategies and decisions in light of COVID-19 and our executives' exemplary leadership in responding to those challenges. I participated in these calls and we received positive feedback on the opportunity to discuss the rationale for the Committee’s decisions. We received favorable shareholder support at the 2021 annual meeting, with 81% of shareholders voting to support our compensation decisions.
We believe our shareholders recognize that our compensation program continues to provide pay-for-performance alignment and market competitive pay that incentivizes our NEOs to maximize shareholder value and encourages retention. We welcome continued conversations with our shareholders.
Yours sincerely,
John P. Tague
Chair, Compensation and Management Development Committee

40

Compensation Discussion and Analysis
This CD&A describes our executive compensation philosophy, summarizes the principles of our executive compensation program and analyzes our pay decisions for 2021. It also provides context for the data we present in the compensation tables below.
Our NEOs
For purposes of this CD&A and the compensation tables, our NEOs for 2021 are:

Patrick S. Pacious President and Chief Executive Officer (“CEO”)	Dominic E. Dragisich Chief Financial Officer (“CFO”)	David A. Pepper Chief Development Officer (“CDO”)

John E. Bonds Senior Vice President, Enterprise Operations and Technology	Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
Executive Summary
Choice is committed to delivering high performance and value to our shareholders and franchisees. The core principle of our executive compensation program is pay for performance, which guides our executive compensation decisions. Choice uses a combination of fixed and variable compensation to incentivize and reward strong performance and to align the interests of our executives with those of the Company’s shareholders. This executive summary provides our 2021 performance overview and describes how this aligns with our pay-for-performance alignment incentive compensation framework, targeted total direct compensation, and say-on-pay feedback from shareholders.
Performance Overview
Choice's leadership has identified three strategic focus areas: brand growth, value proposition enhancements and platform expansion. In each of these areas, the Company and its management have overachieved, delivering business results surpassing our goals and putting the Company in a stronger position than we were pre-pandemic at the conclusion of 2019.

2022 Proxy Statement	41

Compensation Discussion and Analysis
Strategic Focus Areas

Brand Growth	Value Proposition Enhancements	Platform Expansion
Launched and enhanced brands in each of the strategic segments (Extended Stay, Midscale, Upper-Midscale, Upscale), leading to higher revenue intensity and a more diversified brand portfolio	Enhanced guest delivery, strengthened marketing and reservation systems and franchisee tools while reducing the cost of operating hotels	Bolstered platform capabilities through strategic partnerships that drive incremental revenue to the existing portfolio (e.g., Bluegreen Vacations, Penn National Gaming, etc.)

Achievements (2019-2021)1

Brand Growth	Drove growth across the higher value and more revenue-intense segments
	+4%	increase in revenue intensity of overall portfolio mix	2x	higher revenue generated per unit entering the system versus unit exiting[2]

1.Strengthened leadership role in Midscale segment
•Achieved RevPAR Index gains of over 450 bps versus local competitors for full-year 2021
•Completed Comfort Move to Modern transformation (2 consecutive years of growth); launched new Comfort prototype
•Grew Clarion Pointe portfolio 6x to 43 hotels
2.Further invested in the Extended Stay segment and accelerated growth of the portfolio
•Increased portfolio to 474 domestic units and over 340 hotels in the pipeline
•Launched Everhome Suites brand
3.Expanded Upscale positioning
•Increased number of Cambria units by 14%
•Launched new Cambria prototype designed for secondary and leisure markets

(1)All variances compared to 2019.
(2)In 2021, on average.
Deliberate investments in franchisee tools and the platform business enabled Choice to enhance its value proposition and leverage its platform to expand revenue opportunities
Achievements (2019-2021)1

Value Proposition Enhancements
Invested in the franchise owners’ value proposition and drove their bottom-line profitability
Exceeded 2019 levels of revenue contribution from ChoiceHotels.com and other proprietary digital channels
Achieved RevPAR Index gains of over 450 bps driven by enhancements in pricing optimization and merchandising capabilities
Drove efforts to reduce the total cost of ownership (e.g., energy efficiency, housekeeping upon request)

Platform Expansion	Entered adjacent business segments through new travel and loyalty partnerships

	(Q1 2021)	(Q3 2021)

(1)All variances compared to 2019.

42

Compensation Discussion and Analysis
Domestic Results
Through December 31, 2021

RevPAR				Unit Growth

+2.2% vs. FY ’19	Outperformed industry by +19 percentage points	Outperformed chain scales by +680 bps	Exceeded guidance by +120 bps	Revenue generated per unit entering the system vs unit exiting system(1)		2x higher	+1.6%[2] unit growth vs `20

+13.9% vs. Q4 ’19	Average Daily Rate +9.5%	Occupancy +210 bps

RevPAR Index share gains against local competition versus 2019 for both Q4 and FY ‘21				Franchise Agreements Awarded		Pipeline

Midscale Surpassed 2019 levels since June 2021		Extended Stay Exceeded 2019 levels since April 2021	Upscale Surpassed 2019 levels Since December 2021	528 in FY `21	+24% YoY	~880 as of year-end 2021

Effective Royalty Rate	5.01%	+7 bps vs. ‘20	Franchisee Collection rates exceeded 2019 levels	239 in Q4 `21	+23% YoY	+2% vs Q3 `21

(1)In 2021, on average.
(2)Excluding the impact of 17 AMResorts®-branded properties and the Company exiting 41 underperforming assets from the portfolio in fourth quarter 2021. AMResorts®-branded properties are departing as a result of acquisition.

Impact of COVID-19 on Executive Compensation
Although COVID-19 continues to significantly affect the travel industry, Choice has delivered strong RevPAR growth and has, once again, significantly outperformed the industry in 2021. By delivering short-term business results and extensively focusing on executing Choice's long-term strategy, our executive team has positioned Choice Hotels to further benefit from recent trends that favor leisure travel, limited service hotels and longer stays. It is this exemplary business leadership that the Choice Hotels' executive compensation program encourages and rewards.

2022 Proxy Statement	43

Compensation Discussion and Analysis
2021 Total Direct Compensation Mix
The charts below show the mix of total direct compensation (“TDC”) (base salary, stock options and PVRSUs) for the CEO and other NEOs, as applicable, in 2021. Consistent with our pay-for-performance philosophy, approximately 86% of our CEO's compensation, and on average 71% for our other NEOs' compensation, is variable or performance-based.
2021 TOTAL DIRECT COMPENSATION

CEO	OTHER NEOs

14%
Base Salary
86%
is Variable/
At-Risk
22%
Short-term
Variable
64%
Long-term
Variable

71%
is Variable/
At-Risk
29%
Base Salary
50%
Long-term
Variable
21%
Short-term
Variable

2021 Incentive Compensation Framework
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits. The table below summarizes the elements of our incentive compensation program.

Short-Term Incentive (Cash)
Description	•Motivates and rewards executives for achievement of Company annual financial and strategic goals measured over the fiscal year.
Key Features
•Cash incentive based 50% on achieving annual operating income and 50% on achieving strategic objectives for NEOs other than Mr. Pepper, whose cash incentive is based on franchise contracts awarded and related metrics.

Short-Term Incentive (Cash)

Changes from 2019 and 2020
•2019: Cash incentive based on achieving annual operating income, market share, likelihood to recommend ("LTR") and individual performance goals for NEOs other than Mr. Pepper, whose cash incentive was based on executed franchise agreements and total deal value.
•2020: Annual cash incentive based on achieving annual operating income, net unit growth, RevPAR index growth, Performance Platform growth and individual performance goals for NEOs other than Mr. Pepper. For Mr. Pepper, same year conversions component added. Given COVID and the resulting economic shutdown, there were no payouts under the 2020 cash incentive plan. Post-COVID cash recognition awards based on achievement against five performance pillars critical for navigating the Company successfully through the pandemic.
•2021: Cash incentive based 50% on achieving annual operating income and 50% on achieving strategic objectives focusing on profitability and growth for NEOs other than Mr. Pepper. For Mr. Pepper, an individual performance component was added.

44

Compensation Discussion and Analysis

Long-Term Incentive (Equity)
Description
•Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
•Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
•Encourages retention through multi-year overlapping vesting periods.
•Share ownership and holding requirements align the financial interests of our executives with the financial interests of our shareholders.

Key Features
•Grants may vary from annual guidelines based on several factors including, among other things, individual performance, retention, competitive market, and strategic alignment.
•PVRSUs: Grants focus executives on achieving targeted long-term objectives. PVRSUs are payable in stock and generally vest in 3 to 5 years based on the achievement of performance goals over a 2-year to 5-year period. Grants drive cumulative earnings per share ("EPS") performance and TSR.
•Stock Options: Option awards vest ratably over 4 years and expire 7 to 10 years from the grant date. The exercise price is equal to the closing price of Choice Common Stock on the date of grant.

Long-Term Incentive (Equity)

Changes from 2019 and 2020
•2019 All NEO Grants: 25% Restricted Stock ("RS"), 25% Stock Options, 50% 3-year EPS-based PVRSUs.
•2020 All NEO Grants: 25% RS, 25% Stock Options, 50% 3-year EPS-based PVRSUs (completely devalued given COVID and resulting economic shutdown), 3-year COVID Performance TSR-based PVRSUs.
•2021 All NEO Grants: In regards to mix, the Company eliminated the time-based restricted stock in favor of strengthening pay for performance alignment via stock options. For 2021, 100% performance-based: 50% Stock Options, 50% EPS-based PVRSUs with a 15% TSR modifier. Given the difficulty of setting targets in a COVID environment, the PVRSU EPS performance period was set at 2 years, with a 3-year vesting period. 2022 grants returned to a 3-year performance period.

2022 Proxy Statement	45

Compensation Discussion and Analysis
CEO Compensation and Pay-for-Performance Alignment
Each year, the Compensation and Management Development Committee (the "Committee") evaluates our CEO’s compensation relative to Company performance. The following graphic shows the alignment of CEO compensation (base salary, short-term incentive and long-term incentive) to TSR displayed as the value of $100 invested in Company stock at December 31, 2014 through December 31, 2021. CEO compensation is aligned with TSR.
Note: All compensation values are taken from the relevant columns of Summary Compensation Table for the respective year; for short-term incentive, amounts are the total from the columns "Bonus" and "Non-Equity Incentive Plan Compensation." 2017 Compensation for Mr. Joyce represents realized compensation as disclosed under "Prior CEO Compensation" in the Company's proxy statement filed March 26, 2018. Long-term incentive pay for 2020 excludes the February 2020 pre-Covid PVRSU and 2020 Special TSR PSU combined SCT value of $3,350,067. Choice LTIP targets became unachievable due to the pandemic and economic shutdown, resulting in the complete devaluation of the February 2020 EPS-based PVRSU grants.
CHOICE 3-YEAR PAY AND PERFORMANCE ALIGNMENT
The following graph shows the relationship of our CEO’s realizable pay (including actual total cash compensation and the realizable value of equity awards granted during the three-year period) and our cumulative shareholder return for the three years relative to our peer group companies (see “Compensation Competitive Analysis” below). Because of the availability of comparable information, all data is for the years 2018, 2019 and 2020. As illustrated, TSR and the Company’s CEO pay are in alignment with the peer group.

CHOICE 3-YEAR PAY AND PERFORMANCE ALIGNMENT

100%
75%
50%
25%
0%
3-Year Relative TSR Rank
CHH (2020 open cycles at target)
CHH (2020 open cycles at tracking, max)
0%
25%
50%
75%
100%
3-Year Relative Pay Rank

Notes: The Cumulative TSR numbers assume that the value of the investment in the Company’s Common Stock was $100 on December 31, 2017; investment is tracked through December 31, 2020.
Performance-based awards shown at target for outstanding cycles, and at earned number of shares for closed cycles. Includes all awards granted during the covered period.
Based on availability of information, the above chart uses the time period of 2018-2020 for Choice CEO compensation and peer group compensation.

46

Compensation Discussion and Analysis
The table below presents our TSR performance and the Company's TSR percentile rank among the 2021 peer group.

Performance Period	Choice Cumulative TSR Performance	Choice’s TSR Percentile Rank Among 2021 Peer Group(1)(2)
One-Year	46.7%	79%
Three-Year	121.7%	74%
(1)Percentile rank calculation is inclusive of CHH.
(2)Peer group is the overall Choice Hotels peer group as discussed in "Compensation Peer Group" below.
Say-on-Pay Feedback from Shareholders
We seek the feedback of our shareholders through our annual shareholder advisory vote on the compensation of our executive officers. The votes in support of our pay practices have historically been overwhelming favorable (i.e., 2020: 98%, 2019: 99%, 2018: 99%). Similarly, in 2021, the say-on-pay vote was favorable (81%) although lower than the historical trend. Shareholder feedback is very important to us and, as a result, we have undertaken a concerted effort to engage in an ongoing dialogue with shareholders.
In Spring 2021, we reached out to shareholders representing 82% of outstanding shares, to discuss our executive compensation strategies and decisions in light of COVID-19 and our executives' exemplary leadership delivering strong business results despite the challenges the travel industry faced in 2020. The Chair of the Compensation Committee participated in these calls and shareholders provided positive feedback on the opportunity to discuss the rationale for the Committee’s decisions. We continued our shareholder outreach in Fall 2021 on a broad range of topics, including ESG. For more information on shareholder outreach please see pages 37-38.
Given the level of shareholder support at 81%, the Committee believes our shareholders recognized that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder while supporting recognition and retention of key talent. The Committee will continue to consider the outcome of our say-on-pay votes and our shareholders' views when making future NEO compensation decisions.
In regards to frequency of say-on-pay voting, in 2017, 94% of votes were cast in favor of an annual frequency for say-on-pay voting, and the Company will continue holding annual advisory votes on compensation.

SPRING 2021 OUTREACH ON EXECUTIVE COMPENSATION/SAY-ON-PAY

Shareholders Engaged	Who Were Engaged	Matters Discussed	Result of Engagement
We reached out to shareholders representing 82.14%* of stock and discussed with shareholders representing 46.9% of stock.	Chair of Compensation Committee HR Legal Investor Relations	Financial Performance Highlights TSR Performance CEO Realized Pay 2020 Compensation Decisions	We achieved 81% approval for our executive compensation program.

*  Includes Bainum family affiliated shares, approximately 36% of outstanding shares as of December 31, 2020.

2022 Proxy Statement	47

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Compensation Philosophy
Our executive compensation program and pay decisions are guided by a pay for performance philosophy established by the Committee. The Company’s philosophy grounded compensation decision-making in 2020 and 2021 and was critical in helping us navigate the compensation challenges of the pandemic and resulting economic slowdown, while driving focus and recognizing the exceptional leadership of our executives.

Emphasize pay for performance, pay competitively to attract and retain the best talent and drive long-term shareholder value creation.

•Emphasize Pay for Performance by aligning incentives with the achievement of short- and long-term financial and strategic objectives. We reward executives who achieve or exceed Company financial and strategic objectives that create focus, drive execution and deliver value to shareholders.

•Pay Competitively by ensuring compensation for each executive is aligned with the appropriate internal and external competitive market. The compensation opportunity is designed to be competitive with other corporations of similar complexity and scale in terms of system-wide revenue and market capitalization. Due to the complexity of managing the extensive system-wide gross room revenue, as well as the rapidly changing distribution and e-business environment, paying competitively to similarly complex organizations is critical to recruit and retain strong talent. Utilizing relative TSR ("rTSR") PVRSUs allows us to compare and reward performance against our peer set.

•Drive Long-Term Shareholder Value by linking executive pay to the Company’s share value. This linkage fosters the long-term decision making required for investment and growth in the hospitality industry. The Company believes that shareholder value, and specifically relative TSR, will increase through continued growth in the core business, as well as investments in growth opportunities beyond the core, and the optimization of balance sheet debt levels. The execution of this strategy will be achieved through Choice’s strong cultural values which drive results through leadership, performance excellence and enterprise-wide accountability.

48

Compensation Discussion and Analysis
Compensation Objectives
The Committee considers the following objectives in making compensation decisions for our NEOs and other executives:

Objective	Description

Pay for Performance
Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that deliver strong Company performance and enhance shareholder value

Encourage Growth	Encourage the exploration of growth opportunities, including opportunities in business areas that are complementary to our core hotel franchising business, leverage core competencies and / or enhance our franchising business model

Competitive Pay	Assure that compensation is aligned with performance relative to companies of similar complexity (e.g., multi-brand franchisors and hospitality industry) and scale (e.g. system-wide gross room revenue and market capitalization) to provide effective incentives, strengthen retention, and competitively pay recognition for performance delivered

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, create significant ongoing equity ownership and drive focus on share value appreciation

Long-Term Focus	Foster long-term focus and continued investment in the growth required for top percentile performance in the hospitality industry through performance-based equity incentives that vest over time in three to five years

Internal Pay Equity	Consider internal pay equity to strategically position individual executive pay with the desired positioning relative to each other, as well as all employees

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment
2021 COMPENSATION PROGRAM
Primary Components
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits.

Components	Purpose

Base Salary	Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives

Short-Term Cash Incentives	Drives focus and recognition for achievement of Company annual financial and strategic goals

Long-Term Equity Incentives
Through a mix of equity vehicles, creates linkage to share value appreciation and alignment with shareholders
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value

Perquisites and Other Benefits	Enhance our ability to recruit and retain key executives through market competitive practices consistent with the industry and peer group

2022 Proxy Statement	49

Compensation Discussion and Analysis
Base Salary
As the foundation of our compensation program, base salary establishes a competitive level of fixed compensation that attracts and retains highly qualified executives.
All NEOs received modest salary increases in 2021, as set forth below, except for Ms. Wu, who received a 9.1% salary increase. The increase placed Ms. Wu at the desired positioning relative to the scope of responsibility, internal equity, and external market given tenure and performance.
The "2020 COVID-19 Reduction" column reflects Mr. Pacious' initiation of a 20% reduction to his 2020 base salary for the period April 30, 2020 through December 31, 2020 and reduction of the salaries of executives reporting to the CEO by 10% for the period April 30, 2020 through December 31, 2020, all in response to the global pandemic and subsequent economic slowdown. The 2020 COVID-19 Reduction ended January 1, 2021. Increases to base salary went into effect as of April 1, 2021.

	2020 Pre-COVID-19 Reduction ($)	2020 COVID-19 Reduction ($)	2021 as of April 1, 2021 ($)	Increase Over 2020 Pre-COVID-19 Reduction (%)
Patrick S. Pacious	$1,050,000	$840,000	$1,080,000	2.9%
Dominic E. Dragisich	$561,800	$505,620	$580,000	3.2%
David A. Pepper	$519,048	$467,143	$535,000	3.1%
John E. Bonds	$466,400	$419,760	$480,000	2.9%
Simone Wu	$499,550	$449,595	$545,000	9.1%
Short-Term Incentive Compensation
The Company’s Management Incentive Plan (the “MIP”) is a short-term cash incentive program through which financial, strategic and individual objectives are set. The targets for the MIP Plan, set at the beginning of 2021, were based 50% on achieving operating income goals and 50% on achieving strategic objectives. Mr. Pepper participates in an Executive Sales Management Incentive Plan (the “ESMIP”) that provides a cash incentive based on deal volume and related metrics. The MIP and ESMIP are collectively referred to as the “MIP Plans.”
SHORT-TERM INCENTIVE TARGET OPPORTUNITIES
Under the MIP, each NEO has a target incentive opportunity equal to a percentage of his or her base salary. The target percentage in 2021 remained the same compared to 2020 for all NEOs except Mr. Pacious and Mr. Pepper. Mr. Pacious’ target incentive opportunity increased from 150% to 160% (threshold increased from 75% to 80% and maximum increased from 300% to 320%), placing him at the desired positioning relative to his scope of responsibility and the external market given tenure and performance. Mr. Pepper’s percentages are based on comparing the dollar payout for achieving certain performance goals as compared to his Pre-COVID base salary of $519,048; Mr. Pepper's threshold % decreased to 41.3% (from 54.1%) because Mr. Pepper's bonus for 2021 includes an individual performance component, which has no numeric threshold.
The threshold, target and maximum incentive levels for each of the NEOs for 2021 were:
BONUS AS A PERCENTAGE OF SALARY

NEO	Threshold	Target	Maximum
Pacious	80.0%	160.0%	320.0%
Dragisich	45.0%	90.0%	180.0%
Pepper	41.3%	75.0%	224.3%
Bonds	32.5%	65.0%	130.0%
Wu	25.0%	50.0%	100.0%

50

Compensation Discussion and Analysis
SHORT-TERM INCENTIVE PERFORMANCE GOALS

Performance Metric	Why Metric is Used	How Goals are Set

Operating Income	Heightens the focus on driving profitable operational revenue growth.	The Board approves the operating income goals in February of the performance year.

Strategic Initiatives	Focuses the Company on long-term growth strategy through three strategic pillars of brand growth, value proposition and platform expansion.	The Board approves the Company's strategic initiative goals in February of the performance year.
Operating Income
The Committee established operating income of $242.3 as a performance metric target for the 2021 MIP. The recommended target excluded the impact of the Company’s marketing and reservation system activities as these activities are contractually required to break even over the long-term. The 2021 MIP was structured to fund 50% of the bonus pool at the target bonus level for each NEO upon achievement of the operating income target for the year and to pay and fund a percentage of the target incentive for operating income performance above or below the target. For purposes of our incentive compensation, operating income is calculated in accordance with GAAP, then adjusted by the Committee based on approved exceptions, as noted below. The Committee expected achievement of the operating income target to be at least as difficult as the Committee expected the achievement of the 2019 and 2020 operating income targets to be when established, and recognized the goals are in line with growth and investment strategy to drive significant long term results.
Strategic Initiatives
Mr. Pacious recommended, and the Committee approved, strategic initiatives as a performance goal for the 2021 MIP. The strategic initiatives portion of the 2021 MIP is 50% of the total bonus. The strategic initiatives portion of the MIP is funded upon the Company's achievement of 75% of the operating income target. A corresponding percentage of the target incentive for strategic initiatives performance is paid upon achievement below, at or above the strategic initiatives target. For purposes of our incentive compensation, strategic initiatives focus on the Company's three pillars: brand growth, value proposition and platform expansion as discussed above on pages 42 - 43.
SHORT-TERM INCENTIVE PERFORMANCE RESULTS

	2021 Performance Level					Weighted Payout %
Performance Metric	Threshold	Target	Maximum	Metric Weighting	Payout %

Operating Income, as adjusted					200%	100%

Strategic Initiatives[1]					173%	86.6%
				Payout Percentage (for NEOs other than Mr. Pepper)		186.6%
(1)Strategic Initiatives portion of bonus pool funds at threshold of 75% operating income achievement.

2022 Proxy Statement	51

Compensation Discussion and Analysis
Operating Income Results
The Company achieved operating income of $428.9 million in 2021. Under the MIP, operating income achievement may be adjusted at the discretion of the Committee for certain non-recurring items. After the adjustments discussed below, operating income for purposes of determining the payout of the 2021 MIP Plans was $350.6 million.
OPERATING INCOME ADJUSTMENTS
The Committee approved adjustments in calculating operating income for the purposes of the 2021 MIP. Operating income was increased related to the market losses from non-qualified deferred compensation plan assets resulting from financial market performance outside of management’s control ($5.6 million) and was decreased related to the surplus generated from the Company’s marketing and reservation system activities, which were not contemplated in the approved operating income target since the activities are designed to break even over the long term ($83.9 million).
The net effect of the operating income adjustments decreased operating income by $78.3 million for purposes of the 2021 MIP.
Strategic Initiatives Results
The strategic initiatives are based on the Company's three pillars: brand growth, value proposition improvement and platform expansion. Specific initiatives achieved included strategic brand development, launching the Cambria prototype for secondary markets, deploying capital for new brand growth, focusing on guest value enhancement, focusing on franchisee profitability enhancement, aligning the system fund to invest in future growth and defining partnership and procurement growth strategies. The entirety of the management team also focused on talent and diversity representation in 2021, and diversity targets were a part of strategic performance goals for all executives. Team goals account for 60% of the strategic initiative portion, or 30% of the overall target bonus. Further information regarding strategic initiatives results can be found in the "Performance Overview" section above.
INDIVIDUAL PERFORMANCE
Individual performance is evaluated within strategic initiatives and accounts for 40% of the strategic initiative portion, or 20% of the overall target bonus. The individual weighting component is based on strategic contributions, role and results. Each NEO contributed significantly to the Company's three pillars: brand growth, value proposition improvement and platform expansion.
Mr. Pacious
Mr. Pacious led the company to a truly exceptional year exceeding industry RevPAR by 19% and becoming the only major hotel company to exceed pre-pandemic earnings levels. He drove the organization to increase the value per franchise contract awarded, capture a larger share of consumer demand at the individual hotel level, and improve the platform business financial contributions - all while achieving a total shareholder return of 47% (> 90th percentile of industry peers). In 2021, the value of each franchise entering the system was worth twice that of each one exiting the system, our average franchisee gained 450bps of market share from competitors as compared to 2019 levels, and our platform business met plan. We outperformed all our annual operational targets (i.e., Revenue Intense Deal Value, Domestic Contracts Awarded, RevPAR index and Platform Growth) apart from our net unit growth goal, which was the result of a strategic decision to terminate lower performing hotels at year end to improve the long-term health and future growth opportunity of our brands. Led by Mr. Pacious, we significantly outperformed our competitors, strengthened our brand and guest value propositions, expanded our platform business, and improved our corporate culture.
Mr. Dragisich
Mr. Dragisich provided the leadership, management, and oversight critical to achieving the material outperformance of our 2021 profitability forecast, as well as delivering a total shareholder return of 47% (>90th percentile of industry peers). With an effective Royalty Rate of 5.01%, a 7 bps increase over FY’20, and 8% increase in adjusted EBITDA over FY’19, 2021 we set new company records for net income, adjusted EBITDA, and adjusted EBITDA margin. He also drove the focus on all seven strategic initiatives, which included growth initiatives to increase the platform’s value and maintain Choice Hotels’ competitive strength with discretionary investments for organic growth, as well as providing a disciplined approach to potential M&A opportunities based on our ability to improve profitability for existing franchisees and accelerate revenue growth. In addition, Mr. Dragisich oversaw the opportunity to return excess cash to shareholders through dividends and share repurchases.

52

Compensation Discussion and Analysis
Mr. Pepper
Mr. Pepper played a key role in our strong net unit growth, driving a more revenue-intense portfolio of hotel franchising brands. Delivering 528 contracts in FY’21, a year over year increase of 24%, Mr. Pepper led the development team to guide a 4% increase in the revenue intensity of our portfolio mix with 2x higher revenue, on average, generated per unit entering the system versus an existing unit. Further, Mr. Pepper delivered a 1.6% increase in unit growth1 resulting in a total pipeline at the end of 2021 of approximately 880 hotels.
1Excluding the impact of 17 AMResorts®-branded properties and the company existing 41 underperforming assets from the portfolio in fourth quarter 2021.
Mr. Bonds
Mr. Bonds led key teams that delivered essential components of our RevPAR performance story, driving RevPAR results for the full year 2021, 2.2% increase over FY’19, that materially outperformed the industry and gained share across all segments in which we compete. Further, Mr. Bonds led our successful core and extended brand segments including the expansion of our footprint in the extended stay segment with the launch of Everhome and the performance of WoodSpring, the fastest-growing hotel brand in the economy segment, delivering 30% RevPAR growth in the fourth quarter of 2021 compared to 2019. In addition, he delivered on the technology roadmap, including our leading-edge revenue management tool, recognized as the industry’s most innovative enterprise technology.
Ms. Wu
Ms. Wu provided essential legal and strategic support to our Board and management, and her leadership and advice impacts across functions. Ms. Wu led our legal, enterprise risk management, public policy and external communications teams which support and protect the company and our key business initiatives with particular focus on areas that enhance brand growth, value proposition and platform expansion and drive our strategic initiatives. She also had a key role with respect to our successful 2021 Board search, shareholder outreach program, ESG initiatives, crisis response and the review and evaluation of organic and inorganic growth opportunities.

Executive Sales MIP Results
Mr. Pepper achieved results of 492 executed franchise agreements against target of 436 (113% of target, 30% of bonus); $278.8 million targeted total deal value against target of $238.1 million (117.1% of target, 30% of bonus); 92 same year conversions opened against target of 99 (93% of target, 20% of bonus); and strong individual performance (130% of target, 20% of bonus).
2021 SHORT-TERM INCENTIVE PAYOUTS
As the adjusted 2021 operating income of $350.6 million exceeded the maximum of the MIP of $263.13 million (147% of the $239.21 million target), the MIP bonus portion related to operating income for Messrs. Pacious, Dragisich and Bonds, and Ms. Wu, was funded at 200%. As NEOs significantly over-performed in relation to strategic initiatives inclusive of individual performance, the MIP bonus portion related to strategic initiatives was funded at 175% overall for Messrs. Pacious, Dragisich and Bonds, and Ms. Wu. Individual payout totals are listed below. Mr. Pepper received a bonus of $742,500, or 186.4% of target.

	Target Bonus (%)	Target Bonus ($)	Actual Bonus ($)	Percent of Target (%)
Patrick S. Pacious	160.0%	$1,728,000	$3,217,808	186.2%
Dominic E. Dragisich	90.0%	$522,000	$997,075	191.0%
David A. Pepper	75.0%	$398,300	$742,500	186.4%
John E. Bonds	65.0%	$312,000	$553,029	177.3%
Simone Wu	50.0%	$272,500	$476,410	174.8%

2022 Proxy Statement	53

Compensation Discussion and Analysis
Long-Term Incentive Compensation
Long-term incentive compensation is the largest component of total compensation for our NEOs. Linking the greatest portion of total compensation to long-term objectives aligns executives’ interests with the interests of shareholders. The Committee believes concentrating on the long-term focuses executives on long-term investment decisions and proactive management of potential risks facing the business. To strengthen the tie between executive compensation and the Company’s performance, each executive’s targeted and actual pay mix may vary by position, with the positions that have a greater impact on performance / operations generally having more pay at risk in the form of long-term incentives.
ALL NEO LONG-TERM INCENTIVE MIX
In 2021, the Committee approved NEO awards of PVRSUs and stock options to the NEOs as follows:

50%	50%
PVRSUs (cumulative 2-year EPS with 15% rTSR modifier, three-year vesting period)	Stock Options (vest in equal installments over four-year period)
100% Performance-Based
In 2021, we moved to a 100% performance-based long-term incentive design through the grant of equally weighted PVRSUs and Stock Options, eliminating the service-based restricted stock component included in previous years.
The Committee also approved special TSR based PVRSU awards for Mr. Pacious and Mr. Dragisich. These awards were designed to incentivize long-term performance and vest, if earned, on March 4, 2026. In determining the value of the special TSR based PVRSUs, the Committee considered the Company's financial and stock price result, individual performance, time in role, the achievement of the Company's articulated business strategy and ongoing leadership of the organization and market positioning. The special performance PVRSUs are further discussed below.
PVRSUs
The Company grants PVRSUs with performance conditions based on an internal performance metric, i.e. EPS, as well as PVRSUs with market conditions based on the Company’s TSR relative to a predetermined peer group. The vesting of PVRSU awards is contingent upon the Company achieving the EPS performance target and/or TSR performance relative to a peer group for the performance period, and the employees’ continued employment for a service period. These performance and market conditions affect the number of shares that will ultimately vest.
Given the uncertainty of setting three-year targets in a pandemic and related economic slowdown, the 2021 PVRSUs granted utilize a combination of cumulative EPS performance (two years), rTSR (three years) and time-based (three years) vesting. Depending upon TSR performance against certain peers over the 3-year period, the PVRSU grant may be increased in value by 15% (if relative TSR is at or above the 75% percentile) or decreased in value by 15% (if relative TSR at or below the 25th percentile).
PVRSUs AWARDED TO ALL NEOs

Performance Metric	Weighting	Why Metric is Used	How Goals are Set
2-Year Cumulative EPS	100%	EPS is used because of its strong alignment with shareholder value creation. Shortened performance period for effective target setting.	The Compensation Committee in conjunction with its Compensation Consultant, informed by Management's recommendation, determines the EPS goals in February of the performance year.
Relative TSR Percentile Rank*	15% Modifier	The use of a relative TSR modifier ensures incentive awards are aligned with shareholders' interests.	The Compensation Committee in conjunction with its Compensation Consultant, informed by Management's input, determines the TSR peer group in February of the performance year.
*    Peer group for rTSR modifier consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

54

Compensation Discussion and Analysis
SPECIAL FIVE-YEAR PERFORMANCE-VESTED PVRSU AWARDS (Mr. Pacious and Mr. Dragisich)

Performance Metric	Weighting	Why Metric is Used	How Goals are Set
Relative TSR Percentile Rank*	100%	Relative TSR percentile rank ensures incentive awards are aligned with performance relative to peers, as well as shareholder interests	In February, the Compensation Committee in conjunction with its Compensation Consultant, determined the peer group against which TSR relative performance will be measured
*    Peer group for these PVRSUs consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
LONG-TERM INCENTIVE TARGET OPPORTUNITIES
The value of the long-term incentive opportunity granted to each NEO in 2021 was determined based on an established multiple of each NEO’s base salary (for Mr. Pacious, Mr. Dragisich and Mr. Bonds) or on a fixed amount (for Mr. Pepper and Ms. Wu). Each NEO’s opportunity was determined based on the criticality of the role in achieving the short and long-term, financial and strategic goals of the Company and relative to the competitive market.
The following table sets forth the equity award grant value for the annual February 2021 grant and base salary for each NEO as of December 31, 2021:

NEO	12/31/21 Base Salary	Target Grant Value Multiple as a Percentage of Base Salary or Fixed Amount	2021 Equity Award Grant Date Fair Value(2)	2021 Equity Award Grant Date Fair Value as a Percentage of 12/31/21 Base Salary
Pacious	$1,080,000	481%	$6,700,126	620%
Dragisich	$580,000	330%	$2,659,671	459%
Pepper(1)	$535,000	$850,000	$1,000,044	187%
Bonds	$480,000	170%	$816,716	170%
Wu(1)	$545,000	$590,000	$800,087	147%
(1)The LTI target is expressed explicitly as a dollar value and represents a de-coupling from base salary.
(2)Represents annual grants awarded February 26, 2021 and includes Mr. Pacious’ $1.5 million and Mr. Dragisich' $750,000 TSR-Based PVRSU grants. For additional information on equity award values for each NEO in 2021, see the Grants of Plan-Based Awards Table.
The fair value of TSR PVRSUs are estimated using a Monte Carlo simulation method as of the date of award grant. Compensation expense is recognized ratably over the requisite service period, regardless of whether the market conditions are achieved and the awards ultimately vest.
PVRSUs GRANTED PRIOR TO 2021
Completed PVRSU Grants
2018-2020 PVRSUs
PVRSUs granted in February 2018 to all NEOs did not vest because actual EPS performance ($9.13) was below the cumulative EPS threshold ($11.14), even when taking into account EPS adjustments similar to the EPS adjustments in prior years. If the performance threshold had been met, these PVRSUs would have vested March 2, 2021.
2019-2021 PVRSUs
PVRSUs granted in February 2019 to all NEOs did not vest because actual EPS performance ($10.48) was below the cumulative EPS threshold ($12.05) for the performance period 2019 through 2021. The cumulative EPS target for the February 2019 grants was $13.39 for the performance period. These PVRSUs would not meet the performance threshold even when taking into account EPS adjustments similar to the EPS adjustments in prior years. If the performance threshold had been met, these PVRSUs would have vested March 2, 2022.
Mr. Pepper's February 2019 one-time PVRSU grant was based on the three-year performance period 2019 through 2021, with one additional year of time-based vesting. This strategic PVRSU grant was based on achieving a target cumulative number of franchise agreements (2,303) signed during the three-year performance period. There was no leverage on the target. If met at 100%, the grant would pay out at 100%. Due to the impact of the pandemic and resulting economic shutdown, the performance criteria was not met. Mr. Pepper's PVRSU would have vested, if earned, on March 2, 2023.

2022 Proxy Statement	55

Compensation Discussion and Analysis
Outstanding PVRSU Grants
The pandemic’s effects were particularly difficult in the travel and hospitality sectors. Choice LTIP targets became unachievable due to the pandemic and resulting economic shutdown, causing the complete devaluation of all then outstanding (i.e., 2018, 2019, and 2020) EPS-based PVRSU grants. Although Choice had historically used EPS as the metric to provide performance-based alignment, the unanticipated impact of the pandemic had the temporary effect of negating the capacity of EPS to be an accurate measure of anticipated performance during the pandemic. Due to the loss of the majority of long-term performance-based compensation to both drive future performance focus and retention, Choice utilized the new 2020 rTSR PVRSU to create focus and reinvest in its existing talent who led the company through the crisis and were critical to its business recovery plans. Given the close alignment of rTSR to shareholder value, Choice continues to use rTSR as both a primary performance metric and as a modifier for EPS-based PVRSUs.

2019	2020	2021	2022	2023	2024	2025		Status

2019-2021 PVRSUs All NEOs Cumulative EPS			Would have vested on March 2, 2022 (if earned)					•Below threshold; no payout

2019-2021 PVRSUs Mr. Pepper Growth Performance Goals				Would have vested on March 3, 2023 (if earned)				•Below threshold; no payout

	2020-2022 PVRSUs All NEOs Cumulative EPS			Would have vested on March 2, 2023 (if earned)				•Below threshold; no payout

	2020-2022 PVRSUs * All NEOs Relative TSR - Tranches lock at end of 2020, 2021, 2022 (4)			Vests March 2, 2023 (if earned)				•First two performance periods locked at 200%

	2020-2024 PVRSUs Mr. Pacious Relative TSR - Tranches lock at end of 2022, 2023, 2024 (4)			Tranche 1 vests on March 2, 2023 (if earned)	Tranche 2 vests on March 2, 2024 (if earned)	Tranche 3 vests on March 2, 2025 (if earned)		•Period not yet Complete

		2021-2023 All NEOs EPS with +/- 15% relative TSR modifier (5)			Vests on March 2, 2024 (if earned)			•Period not yet Complete

		2021-2025 Mr. Pacious Mr. Dragisich Relative TSR Tranches lock at end of 2023, 2024, 2025 (4)			Tranche 1 vests on March 2, 2024 (if earned)	Tranche 2 vests on March 2, 2025 (if earned)	Tranche 3 vests on March 2, 2026 (if earned)	•Period not yet Complete

PVRSU Graphic Notes:
(1)Performance achievement levels relative to threshold, target and maximum are established at the beginning of the performance period, as well as the corresponding percentage of the target grant that will be earned at each achievement level. As a result, the number of PVRSUs that vest during any performance period may range from 0% to 300% of the initial grant.
(2)PVRSU targets tied to strategic and financial goals are set after considering the Company’s business plan and anticipated market performance. When granted, we expected the achievement of the targets related to the 2020-2022, 2020-2024, 2021-2023 and 2021-2025 PVRSU grants to be at least as difficult as we expected the achievement of the 2019 through 2021 EPS target to be when granted, though the goals may be more difficult due to the uncertainty of COVID implications.
(3)The PVRSUs based on relative TSR require performance at the 65th percentile to pay out at target.
(4) rTSR peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(5)rTSR peer group consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

56

Compensation Discussion and Analysis
2022 Compensation Actions
Recent global events highlighted the strength of our business model and confirmed our company’s strategy focused on brand growth, value proposition improvement, and platform expansion. Our business response to industry consolidation, shifts in consumer demand, and external competitive factors resulted in the development of a multi-year strategic vision that leverages Choice’s core business and deploys additional capital to grow our core brands and expand the company into new segments to drive incremental market share growth and financial performance. Our executive compensation decisions are highly aligned to the successful execution and outcomes of this long-term strategic vision.
As a result, in February 2022, the Committee determined to adopt a new approach to annual long-term equity awards for Messrs. Pacious and Dragisich. This approach provides for a larger, one-time grant of restricted stock units and performance-based restricted stock units with aggregate grant date fair values of $30 million and $7.5 million for Messrs. Pacious and Dragisich, respectively. The Board and the Committee believe that these executives are responsible for the Company’s exceptional performance over the past several years and are critical to the Company’s ability to achieve its ambitious long-term goals. The Committee determined that these one-time grants, structured with significant back-end vesting, most significantly occurring in year 5, as well as performance-based hurdles associated with $5 million of Mr. Pacious’ grant and $1.25 million of Mr. Dragisich’s grant, will solidify the retention of this critical talent and ensure that these high-performing executives remain focused on achieving our long-term goals.
Further, in determining the appropriate size of the one-time awards in 2022, the Committee assessed, among other things, the potential value of expected annual equity awards for the grantees over the next five years. The Committee intends, in granting these 2022 awards, to substantially reduce the size of the typical annual equity incentive grants for these individuals for the next five years.
Compensation Decision-Making Processes
Role of the Compensation and Management Development Committee
The Committee establishes the Company’s compensation principles that guide the design of compensation plans and programs for our executives. The Committee is charged with setting the compensation of the Company’s executives and implementing our compensation program. In carrying out its responsibilities, the Committee endeavors to achieve and maintain an executive compensation package that is both fair and competitive in furtherance of the Company’s goals, including increasing shareholder value. The Committee also monitors executive development and succession planning and conducts an extensive talent review of the Company’s leadership.
As part of its responsibility and oversight, the Committee reviews corporate goals and objectives relevant to CEO compensation, evaluates performance considering these goals and objectives, and recommends CEO compensation based on this evaluation to the Board for approval. For the other NEOs, the Committee reviews and approves changes to base salary, annual and long-term incentive plan performance targets and the achievement against those goals, and equity-based compensation design, delivery and value; in doing so, the Committee considers the results of the most recent say-on-pay vote. In addition, the Committee reviews and approves all compensation-related agreements, including employment agreements, severance and change-of-control arrangements and any other special supplemental compensation and/or benefits for executives, except for the CEO for which the Committee makes a recommendation to the Board for approval. The Committee also engages in an annual risk assessment related to the Company’s compensation programs and practices.
Role of the Independent Compensation Consultant
The Committee has authority to retain outside compensation consultants and advisors to assist the Committee. The Committee is directly responsible for the appointment, compensation and oversight of any compensation consultant. The compensation consultant reports directly to the Committee and pursuant to the Committee’s instructions, works with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee.
The Committee currently retains Meridian Compensation Partners to review market trends and advise the Committee regarding executive compensation matters. For a full description of the compensation consultant’s role in advising the Committee, see “Committees of the Board” above.

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Compensation Discussion and Analysis
Role of Management
In conjunction with the Committee Chairman, management prepares and presents specific compensation proposals to the Committee for consideration as follows:
•The CEO may make recommendations to the Committee regarding the assessment of individual executive performance (other than his own) and corresponding compensation actions.
•The CEO and Chief Human Resources Officer may make recommendations regarding compensation, including incentive and other benefits plan design and delivery.
•The CEO and Chief Human Resources Officer may make recommendations regarding financial and non-financial targets under our annual incentive plan and our PVRSU awards.
At the direction of the Chairman of the Committee, management prepares and distributes to Committee members agendas, meeting materials and Company data in preparation for Committee meetings. NEOs do not play a role in their own individual compensation determination, other than discussing individual performance objectives with the CEO.
Compensation Competitive Analysis
The Committee considers many factors in determining NEO compensation, including the following:
•Company culture and philosophy
•Historical performance of the individual and executive team
•Importance of the executive’s role in the execution of the Company’s short- and long-term objectives
•Timeliness and effectiveness of response to changing economic and business climate
•Executive compensation market trends of peer companies in the hospitality, franchising and other related market sectors.
USE OF COMPETITIVE MARKET DATA
The Committee reviews competitive market data of companies with which we compete in business and/or for talent. Specifically, the Committee reviews data from companies with the following characteristics:
1.Revenue comparability (considering franchise system-wide gross room revenue)
2.Business complexity
3.Franchising focus (multi-brand)
4.Technology focus
Technology capability and focus are particularly relevant to Choice as we seek to drive business through our distribution channels, strengthening our propriety contribution and the value of our brands. Market data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies. However, the Committee does not use comparative market data to “benchmark” the amount of total compensation or any specific element of compensation for our executives.
Choice’s peer group is developed to support Choice Hotels’ unique business model and objectives, recognizing that its GAAP revenue is not indicative of the breadth of executive responsibilities due to its franchise business model.
COMPENSATION PEER GROUP
Choice reevaluates its compensation peer group annually with the assistance of its compensation consultant. The Committee believes that the peer group, consisting of a diverse set of companies, suitably matches the Company’s increasingly complex business model and business mix and exemplifies the incentives that the Company plans to use in driving future performance outcomes. Information from the peer group is used as a general reference in evaluating the Company’s compensation practices.

Hotels	REITs	Non-Hotel Multi-Brand Franchisors		Technology	Misc. Hospitality

•Wyndham Hotels & Resorts •Hyatt •IHG	•Host Hotels	•Domino’s Pizza •Dunkin’ Brands •Wendy’s •Dine Brands	•Bloomin’ Brands •Papa John’s •Brinker International	•TripAdvisor	•Vail Resorts

58

Compensation Discussion and Analysis
One of the elements Choice evaluates in determining its peer group is the system-wide revenue of its peer companies. Choice views system-wide revenue as one of the most relevant reflections of a company's true size and complexity.

CHH 2021 PEER GROUP	SYSTEM-WIDE REVENUE ($M)

Notes:
(1)FY 2020 system-wide revenues above are sourced from 10-Ks and investor presentations. Data is approximated.
(2)System wide data was not available for peer group members Dunkin Brands, IHG and Trip Advisor.
PVRSU-Related Peer Groups
Choice has separate peer groups related to rTSR PVRSU and its PVRSU modifier. For the rTSR PVRSUs other than the 15% PVRSU modifier, the peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries. For the 15% rTSR modifier on the 2021 PVRSU grants, the peer group consists of S&P 400 Mid-Cap Consumer Discretionary index plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
Other Benefit Programs and Policies
Other Executive Benefits
PERQUISITE ALLOWANCE
The Company maintains a Flexible Perquisite Plan to enhance our ability to recruit and retain key executives. The plan design and prevalence of benefits are reviewed annually against the market and are consistent with market practice within the peer group.
Under the Company’s Flexible Perquisite Plan, each NEO and certain other executives are eligible to receive an aggregate amount that may be used by the executive for reimbursement of any of the following benefits: financial and estate planning, legal and tax services, supplemental life insurance premiums, club membership dues, airport security programs, certain health care and fitness expenses, dependent and elderly care, and child care expenses. The reimbursement amount for each NEO is based on the executive’s title, role within the Company and scope of responsibilities. These reimbursements represent taxable income to the executive. The executive is responsible for paying any associated tax on amounts reimbursed under the Flexible Perquisite Plan and no tax gross-up is provided. If an executive incurs reimbursable costs that are less than the aggregate reimbursable amount, any remaining allowance is forfeited and cannot be carried forward to the next year. We believe the Company’s cost to provide this Plan is minimal compared to the recruitment and retention value the program offers in competing for talent.
In 2021, the aggregate amount of reimbursement available to each NEO under the Flexible Perquisites Plan was as set forth below. For actual amounts reimbursed to each NEO, see the All Other Compensation column of the Summary Compensation Table.

2022 Proxy Statement	59

Compensation Discussion and Analysis

Pacious	$31,800
Dragisich	$15,000
Pepper	$15,000
Bonds	$15,000
Wu	$15,000
STAY AT CHOICE AND OTHER BENEFITS
Through the Stay at Choice program, the Company seeks to further our senior executives’ use of our hotels when traveling. The Company offers officers and directors reimbursements for nightly room charges when staying at the Company’s franchised properties for travel outside of express business purposes, up to $40,000 annually. An executive’s use of this plan is a valuable source of input and feedback regarding the value and consistency of our product. The program also encourages an important connection with franchisees. The Company pays the tax and gross-up associated with reimbursements under the Stay at Choice program.
The Company reimbursed each of the NEOs, except Mr. Bonds, for an executive individual life insurance policy with coverage in the amount of $1,000,000. Premiums on the life insurance policy are added to each executive’s taxable income for the year.
While Company aircraft is generally used for Company business only, the Company’s Aircraft Policy enables the CEO and other executives to use Company aircraft for personal travel for themselves and their families and other travel companions in emergency or extraordinary situations, or based on health, safety, security or similar concerns. Any such personal travel must be approved on a case-by-case basis by at least two of the following: the Company’s Chairman, the lead independent director, and the Chair of the Audit Committee.
For the aggregate cost to the Company of each of the perquisites or other benefits described above, see the All Other Compensation column of the Summary Compensation Table.
Non-Qualified Deferred Compensation Plan
NEOs are eligible to defer their base salary, annual cash incentive and long-term incentive plan distribution. Deferrals are held in a Rabbi Trust and, while 100% vested, are subject to the claims of general creditors. The non-qualified plan provides the NEOs with a long-term capital accumulation opportunity through a range of investment opportunities intended to mirror those of the 401(k) plan. The plan is designed to comply with section 409A of the Internal Revenue Code (the “Code”).
The non-qualified plans are provided due to the regulatory limits on the amount of compensation that can be contributed to a qualified retirement plan in any given year.
The earnings on Mr. Pacious' and Mr. Pepper's accounts are reported in the Summary Compensation Table as they represent earnings on amounts that have been grandfathered under a prior deferred compensation plan. These amounts are categorized as guaranteed preferential earnings to the applicable NEOs. These two executives are the only individuals remaining in the relevant deferred compensation plan.
For more information on these plans, see the All Other Compensation column of the Summary Compensation Table below, and the Non-Qualified Deferred Compensation table below.
Executive Share Ownership and Holding Requirements
Our Executive Share Ownership Guidelines are intended to align the interests and actions of executives with the interests of shareholders and promote our longstanding commitment to sound corporate governance.
Under the guidelines, each NEO must attain ownership of qualifying shares, with a market value equal to a multiple of the executive’s then-current base salary, within five years after first becoming a covered executive.
As of December 31, 2021, each NEO holds more than the required shares.

60

Compensation Discussion and Analysis
The chart below details the required market value for each category of executive officer:

NEO	Required Ownership as a Multiple of Salary	Actual Ownership as a Multiple of Salary
Pacious	5x	25.8x
Dragisich	3x	6.7x
Pepper	3x	28.2x
Bonds	3x	8.2x
Wu	3x	10.5x
Stock ownership counting toward satisfaction of the guidelines includes:
•Stock purchased on the open market;
•Stock obtained through stock option exercises;
•Time-based restricted stock issued by Choice, if the stock is continuously held; and
•Stock beneficially owned in trust or by immediate family members residing in the same household.
If an executive does not attain the ownership levels within the five-year period, and thereafter maintain the ownership levels, the Committee may:
•Require that the transfer or payout of up to 50% of the executive’s MIP be paid in the form of Choice stock and/or adjust the amount or composition of any future cash or equity compensation;
•Restrict the executive from selling or otherwise disposing of Choice stock;
•Forego the future grant of any equity awards to the executive; or
•Take any other actions reasonably designed to assist or enable the executive to satisfy the guidelines.
In addition, NEOs must meet specified exemption criteria or obtain permission before selling stock that would result in their holdings dropping below the guideline requirements.
Hedging and Pledging Transactions
In February 2017, the Board amended the Company’s Insider Trading Policy to prohibit all associates (which includes all NEOs and other Choice employees, directors, contract staff and consultants) from engaging in hedging transactions involving Company stock, such as prepaid variable forwards, equity swaps, collars and exchange funds.
In December 2017, the Board further updated the Insider Trading Policy to prohibit all associates, other than directors, from holding shares in a margin account or pledging shares as collateral for a loan.
In connection with the hedging policy, there is a limited exception for certain shares owned by directors who are members of the Bainum family - the Company’s founding family who currently collectively beneficially own approximately 38% of the Company’s outstanding shares. The exception provides that Choice securities indirectly held by a director who is a Bainum family member are not subject to the hedging policy as long as the relevant Choice securities (i) were not received as compensation by an individual director and (ii) are held by an entity in which the Bainum family director does not own a majority of the overall economic interest.
In approving the limited exceptions to the hedging and pledging policies, the Board took into account the purpose of the Insider Trading Policy (which includes the hedging and pledging policies), namely, to govern actions of the Company employees, officers and directors, while recognizing the multiple existing ownership structures and vehicles (such as holding companies and trusts) pursuant to which one or more members of the Bainum family, the significant majority of whom are not directors of the Company, indirectly own shares of the Company.
Directors are permitted to pledge Company shares only with Company approval. No directors currently have pledged Company shares. The possibility of approval is intended primarily to recognize that the Bainum family directors hold significant personal wealth in Choice stock and the long-term interests of the Company are served by their long-term view tied to their holdings.

2022 Proxy Statement	61

Compensation Discussion and Analysis
Executive Compensation Recovery “Clawback” Policy
The Company’s Recoupment Policy (the “Clawback Policy” or "Policy") gives the Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. In February 2022, the Committee approved an amendment to the Clawback Policy to more closely align the Policy with current market practice and investor expectations. Specifically, the Policy was amended to (i) extend the Policy to cover equity compensation in addition to cash compensation and (ii) expand the coverage to include Section 16 officers in addition to all direct reports of the CEO.
Severance and Change in Control Arrangements
All provisions granting severance payments upon termination following a change in control were adopted to ensure that the executives will not be tempted to act in their own interests rather than the interests of the Company’s shareholders in the event the Company is considering a change in control transaction. Executives may lose their ability to influence the Company’s performance after a change in control and may not be in a position to earn incentive awards or vest in equity awards, and thus might be biased against such a transaction. The Committee believes the severance provisions ensure executives who are unexpectedly terminated for reasons outside of their control are appropriately compensated for a limited period following termination.
Each of the NEOs is entitled to receive various payments and continued benefits upon certain triggering termination events. For each of Messrs. Pacious, Dragisich and Bonds and Ms. Wu, they are set forth in a non-competition, non-solicitation and severance benefit agreement. For Mr. Pepper, these arrangements are prescribed by the Choice Hotels International Severance Benefit Plan that is generally applicable to all the Company’s employees who do not otherwise have an employment agreement or severance agreement with the Company.
The terms of the severance provisions and benefits in each of these agreements and the Choice Severance Benefit Plan were based on what the Committee believed was competitive with market at the time of adoption.
Further, the Committee believes that the severance, non-competition and non-solicitation provisions are typical within the hospitality and franchise industry and are reasonable and enforceable.
Mr. Pacious’ agreement provides for, in the event of termination without cause or constructive termination, a lump-sum payment of 200% of his base salary and bonus opportunity and up to two years of termination benefits. Mr. Pacious’ agreement further provides for, upon termination following a change in control (based on a “double trigger”), a lump-sum payment of 250% of his base salary plus 250% of his annual bonus.
Each of Mr. Dragisich’s, Mr. Bonds’ and Ms. Wu’s agreements provide for 70 weeks of severance and termination benefits in the event of termination without cause or constructive termination, or for severance payments upon termination of the executive following a change in control (based on a “double trigger”) equal to a lump sum payment of 200% of the executive’s base salary plus 200% of the executive’s annual bonus.
These agreements do not provide for gross-up payments for excise tax.
For Mr. Pepper, the Choice Severance Benefit Plan provides him with 70 weeks of severance, where the termination is not in connection with a change in control. For a termination following a change in control, the plan provides for severance payments equal to 200% of his base salary plus 200% of his annual bonus, as well as continuation of medical and dental coverage.
For a more detailed discussion of the arrangements applicable to each NEO, including an estimated quantification of the benefits payable to each officer assuming a termination event as of December 31, 2021, see “Potential Payments Upon Termination or Change of Control” below.

62

Compensation Discussion and Analysis
Compensation Risk Mitigation
The Committee annually reviews the Company’s incentive plans, compensation programs and practices, and the processes for implementing these programs for our NEOs and other employees to determine whether these compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Committee considered analysis performed by Company management regarding the Company’s compensation policies and practices.
The factors considered by the Committee include:
•the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
•our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
•how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short and long term;
•our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
•material adjustments, if any, that we have made to our compensation policies and practices as a result of changes in our risk profile.
The Company fosters a culture of compliance and the Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) the performance goals relate directly to the business plan approved by the Board, (ii) the Company has ownership requirements, restrictions on hedging, restrictions on pledging of securities and a clawback policy and (iii) there is an appropriate balance between our annual incentives and long-term incentives, with a particular emphasis on long-term value creation for our executives that aligns with shareholder value creation.
Based on this review, the Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

2022 Proxy Statement	63

Compensation And Management Development Committee Report
Recommendation
The Compensation and Management Development Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
John P. Tague, Chairman
William L. Jews
Liza K. Landsman
Ervin R. Shames
Maureen D. Sullivan

64

Executive Compensation Tables
Summary Compensation Table
The following table summarizes total compensation paid or earned by each of the NEOs for the years ended December 31, 2021, 2020 and 2019. Due to the rules governing Summary Compensation Table calculations, total compensation in 2019 and 2020 for each NEO below includes PVRSUs that will not pay out due to the pandemic and resulting economic shutdown.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Patrick S. Pacious	2021	1,067,076	—	4,100,102	2,600,024	3,217,808	9,142	158,888	11,153,040
President and Chief Executive Officer	2020	953,077	1,543,500	7,348,826	1,175,001	—	10,136	112,734	11,143,274
	2019	1,040,385	—	3,150,162	1,050,002	1,452,598	9,222	121,187	6,823,556
Dominic E. Dragisich	2021	573,804	—	1,704,872	954,800	997,075	—	76,781	4,307,332
Chief Financial Officer	2020	546,675	495,508	2,032,341	386,245	—	—	45,917	3,506,686
	2019	559,354	—	927,058	308,991	489,767	—	114,526	2,399,696
David A. Pepper	2021	529,508	—	500,020	500,024	742,500	163,671	56,830	2,492,553
Chief Development Officer	2020	505,074	365,929	1,249,473	212,503	—	181,451	52,125	2,566,555
	2019	517,885	—	1,637,607	212,509	335,155	165,113	74,015	2,942,284
John E. Bonds	2021	475,262	—	408,364	408,352	553,029	—	43,062	1,888,069
Senior Vice President, Enterprise Operations and Technology	2020	451,812	290,674	1,009,153	192,407	—	—	31,566	1,975,612
	2019	436,923	—	495,096	165,005	221,702	—	40,230	1,358,956
Simone Wu	2021	531,611	—	400,079	400,008	476,410	—	69,504	1,877,612
Senior Vice President, General Counsel, Corporate Secretary & External Affairs	2020	486,101	242,282	985,761	177,503	—	—	77,159	1,968,806
	2019	498,431	—	442,592	147,502	233,372	—	66,833	1,388,730
(1)Values reflect base salary actually received by each NEO in the years presented, which depending on the position of pay periods within a calendar year, may not equal a NEO’s stated annual salary.
(2)Represents amounts paid under the COVID-Response Performance Award.
(3)For each of the NEOs, amounts shown in the Stock Awards column for 2021, 2020 and 2019 include the grant date fair values for RS and PVRSUs. For all NEOs the 2019 and 2020 totals include value for PVRSUs that will not pay out; due to the pandemic and resulting economic shutdown.
The values included for PVRSUs are based on the probable outcome of the performance goals on the grant date (100% of the performance target), computed in accordance with FASB ASC Topic 718. Assumptions used to calculate fair value for Stock and Option Awards for 2021 are discussed in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The actual value realized by each individual with respect to PVRSU awards will depend on the Company’s actual performance relative to the performance goals, with vesting of actual shares ranging from 0% to 200% for PVRSUs based on actual performance against the performance target established at the time of grant.
The grant date fair value based on the probable outcome for the February 28, 2021 PVRSU awards was $2,600,042 for Mr. Pacious, $954,841 for Mr. Dragisich, $500,020 for Mr. Pepper, $408,364 for Mr. Bonds and $400,079 for Ms. Wu. The grant date fair value based on the maximum outcome for the February 28, 2021 PVRSU awards was $9,700,264 for Mr. Pacious, $3,409,742 for Mr. Dragisich, $1,000,040 for Mr. Pepper, $816,728 for Mr. Bonds and $800,158 for Ms. Wu.
The grant date fair value based on the probable outcome for the February 28, 2020 PVRSU awards was $3,350,067 for Mr. Pacious, $772,503 for Mr. Dragisich, $425,091 for Mr. Pepper, $384,836 for Mr. Bonds and $355,079 for Ms. Wu. The grant date fair value based on the maximum outcome for the February 28, 2020 PVRSU awards was $7,700,200 for Mr. Pacious, $1,545,006 for Mr. Dragisich, $850,182 for Mr. Pepper, $769,672 for Mr. Bonds and $710,158 for Ms. Wu.

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Executive Compensation Tables
The grant date fair value based on the probable outcome for the August 27, 2020 PVRSU awards was $2,823,711 for Mr. Pacious, $873,542 for Mr. Dragisich, $611,791 for Mr. Pepper, $431,898 for Mr. Bonds and $453,143 for Ms. Wu. The grant date fair value based on the maximum outcome for the August 27,2020 PVRSU awards was $5,647,422 for Mr. Pacious, $1,747,084 for Mr. Dragisich, $1,223,582 for Mr. Pepper, $863,796 for Mr. Bonds and $906,286 for Ms. Wu.
The grant date fair value based on the probable outcome for the 2019 PVRSU awards was $2,100,081 for Mr. Pacious, $618,038 for Mr. Dragisich, $1,425,075 for Mr. Pepper, $330,037 for Mr. Bonds and $295,061 for Ms. Wu . The grant date fair value based on the maximum outcome for the 2019 PVRSU awards was $4,200,162 for Mr. Pacious, $1,236,076 for Mr. Dragisich, $2,850,150 for Mr. Pepper, $660,074 for Mr. Bonds and $590,122 for Ms. Wu.
(4)The amounts shown under the Option Awards column for 2021, 2020 and 2019, are valued based on the grant date fair value using the Black-Scholes Option Pricing model.
(5)Values reflect the cash awards earned by each of the NEO under the 2021 Management Incentive Plan. For a discussion of the performance targets under the 2021 Management Incentive Plan, see the description under the heading "Short-Term Incentive Compensation" above. For a discussion of the potential amounts payable to each NEO under the 2021 Management Incentive Plan, see the Grants of Plan-Based Awards Table below.
The 2019 amount for Mr. Pepper includes $40,518 in contingent payments earned by him for satisfying certain outstanding items associated with franchise agreements executed in the previous years. He did not receive any contingent payments in 2021 or 2020..
(6)Values reflect the preferential earnings on non-qualified deferred compensation under the Executive Deferred Compensation Plan (“EDCP”). The values reported are based on the excess of the return on amounts credited to accounts in the EDCP at the annually designated rate of return over 120% of the applicable federal long-term rate.
(7)See the All Other Compensation table below for additional information on the amounts included for each NEO in the 2021 All Other Compensation column.
All Other Compensation
The following table illustrates the components of the 2021 All Other Compensation column in the Summary Compensation Table above:

	Company EDCP/Non- Qualified Match ($)	Company 401(k) Match ($)	Other Benefits(a) ($)	Tax Payments(b) ($)	Total ($)
Pacious	68,431	11,600	59,285	19,572	158,888
Dragisich	31,435	11,600	25,903	7,843	76,781
Pepper	28,113	11,600	17,117	—	56,830
Bonds	23,763	11,600	7,699	—	43,062
Wu	28,271	11,600	23,041	6,592	69,504
(a)Benefits in this column include the following amounts or types of compensation:
•reimbursement for personal stays during 2021 under our Stay at Choice program, which was $1,713 for Mr. Pacious; $9,600 for Mr. Dragisich and $8,854 for Ms. Wu (amounts do not necessarily reflect how often an NEO stays at Choice properties as the policy applies only for personal stays; in addition, some NEOs may not submit every personal stay for reimbursement under the Stay at Choice program);
•reimbursement of club dues incurred in 2021 under the Flexible Perquisites Program, which was $11,236 for Mr. Pacious; $14,100 for Mr. Dragisich; $9,100 for Mr. Pepper; $1,334 for Mr. Bonds and $7,640 for Ms. Wu;
•reimbursement of financial and tax planning services and legal expenses incurred during 2021 under the Flexible Perquisites Program, which was $1,650 for Mr. Pacious; $900 for Mr. Dragisich; $5,900 for Mr. Pepper; $2,600 for Mr. Bonds and $2,242 for Ms. Wu;
•reimbursement of health and wellness expenses incurred during 2021 under the Flexible Perquisites Program, which was $5,808 for Mr. Pacious and $2,596 for Mr. Bonds;
•The aggregate incremental aircraft usage costs associated with Mr. Pacious’ personal use of the Company aircraft in 2021 were $33,146. None of the other NEOs used the Company aircraft for personal purposes in 2021. The incremental cost to the Company for personal use of the Company aircraft is calculated from an hourly rate based on the variable operational costs of each flight, including average fuel cost, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. Where applicable, income is imputed to the NEO for income tax purposes and in certain circumstances, tax reimbursement is provided; and
•group term life insurance premiums paid by Choice on behalf of each NEO.
For the purpose of business entertainment, the Company has season tickets to certain sporting events or other cultural activities. When these tickets are not used for business entertainment, they may be available to NEOs and other personnel. No compensation value for such tickets is included in the table above.
(b)Represents amounts paid during 2021 with respect to reimbursement for payment of taxes under (i) our Stay at Choice program which provides reimbursements to senior executives when staying at Choice Hotels properties for purposes other than business and (ii) for payment of taxes for aircraft usage for Mr. Pacious.

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Executive Compensation Tables
Grants of Plan-Based Awards Table
The Compensation and Management Development Committee determines the aggregate equity value to be awarded to each NEO annually as discussed above in Compensation Discussion and Analysis, under the heading Long-Term Incentive Compensation. In 2021, the aggregate annual equity value (excluding extraordinary performance grants, employment and retention related grants and similar grants made outside of the annual process) for each of the NEOs was divided into awards of approximately one-half stock options and one-half PVRSU. For options granted to these NEOs, the value of the aggregate equity grant to be delivered as options is divided by the Black-Scholes value on the date of grant to determine the number of shares to be granted. For example, as discussed above in Compensation Discussion and Analysis, Ms. Wu's long-term equity grant value on February 26, 2021 was 146.8% of her base salary, or $800,087. Approximately one-quarter of this value, or $400,008 was granted as stock options. The Black-Scholes value was $28.00. Thus, the number of shares subject to Ms. Wu's option grant on February 26, 2021 was determined as follows: $400,008/$28.00 = 14,286 shares. The value of the aggregate equity grant to be delivered as PVRSUs ($400,079) was divided by the closing price of Choice’s Common Stock on the date of grant, or $104.87. Thus, Ms. Wu's stock grant was determined as follows: $400,079/$104.87 = 3,815 shares, consisting of 3,815 PVRSUs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity(1) Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pacious		864,000	1,728,000	3,456,000
	2/26/2021				12,397	24,793	57,024				2,600,042
	2/26/2021							—			—
	2/26/2021								92,858	104.87	2,600,024
	2/26/2021				7,152	14,304	42,912				1,500,060
Dragisich		261,000	522,000	1,044,000
	2/26/2021				4,553	9,105	20,942				954,841
	2/26/2021							—			—
	2/26/2021								34,100	104.87	954,800
	2/26/2021				3,576	7,152	21,456				750,030
Pepper		220,846	398,300	1,200,000
	2/26/2021				2,384	4,768	10,966				500,020
	2/26/2021							—			—
	2/26/2021								17,858	104.87	500,024

Bonds		156,000	312,000	624,000
	2/26/2021				1,947	3,894	8,956				408,364
	2/26/2021							—			—
	2/26/2021								14,584	104.87	408,352

Wu		136,250	272,500	545,000
	2/26/2021				1,908	3,815	8,775				400,079
	2/26/2021							—			—
	2/26/2021								14,286	104.87	400,008

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Executive Compensation Tables
(1)For NEOs other than Mr. Pepper, threshold amount reflects the threshold payment level under the Company’s 2021 Management Incentive Plan, which is 50% of the target amount. Maximum amount reflects 200% of the target amount. For a discussion of the performance targets under the 2021 Management Incentive Plan, see Short-Term Incentive Compensation above. For the actual payments made to each NEO pursuant to the 2021 Management Incentive Plan, see the 2021 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)Represents the range of PVRSU awards upon vesting. The February 26, 2021 award will cliff vest in three years upon meeting the minimum threshold requirements of the 2021-2022 EPS performance period as modified by the rTSR versus peer group percentile for the measurement period from 2021-2023. The awards have a maximum payout opportunity of 230% of target. The additional February 26, 2021 award granted to Mr. Pacious and Mr. Dragisich is a special equity grant based solely on rTSR versus the peer group.. Performance is measured over one-, two-, and three-year periods, with earned amounts “banked” and with each successive tranche vesting over a three- year period starting in March 2024 and annually thereafter. The awards have a maximum payout opportunity of 300% of target.

During the performance periods for these awards, dividends accrue on the PVRSUs at the same rate as dividends are paid out on our outstanding Common Stock; provided, however, that dividends are paid at the time of vesting based on the number of shares that actually vest.
(3)Represents grants of RS to each NEO of which none were awarded in 2021.
(4)Represents grants of stock options to each NEO. These awards vest in equal installments on the anniversary of the grant date over a four-year period, based on the continued employment of the officer.
(5)The exercise price of an option is equal to the closing price of Choice Common Stock on the date of grant. Fair market value was established by the Compensation and Management Development Committee as the closing price reported on the NYSE on the date of the grant.
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Choice has entered into a Non-Competition, Non-Solicitation and Severance Benefit Agreement (“Severance Benefit Agreement”) with each of Messrs. Pacious, Dragisich and Bonds and with Ms. Wu.
Mr. Pacious
Mr. Pacious, the Company’s current President and CEO, entered into an amended and restated Non-Competition, Non-Solicitation and Severance Benefit Agreement (the "Pacious Severance Benefit Agreement"), with an effective date of September 12, 2017. The Pacious Severance Benefit Agreement amends the Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company effective May 5, 2011 (as amended pursuant to an Amendment dated March 13, 2012). The Pacious Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2021 Mr. Pacious received a base salary of $1,080,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 160% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Compensation and Management Development Committee at its discretion. In addition, Mr. Pacious is entitled to participate in all other fringe benefits afforded Choice employees of his status.
Mr. Dragisich
Mr. Dragisich, the Company’s Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 6, 2017, (the “Dragisich Severance Benefit Agreement”). The Dragisich Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2021 Mr. Dragisich received a base salary of $580,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 90% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Compensation and Management Development Committee at its discretion. In addition, Mr. Dragisich is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Mr. Bonds
Mr. Bonds, the Company’s Senior Vice President, Enterprise Operations and Technology, entered into a Severance Benefit Agreement with the Company effective February 23, 2018 (the “Bonds Severance Benefit Agreement”). The Bonds Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2021 Mr. Bonds received a base salary of $480,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 65% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Compensation and Management Development Committee at its discretion. In addition, Mr. Bonds is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Ms. Wu
Ms. Wu, the Company’s Senior Vice President, General Counsel and Secretary, entered into a Severance Benefit Agreement with the Company effective February 13, 2012, as amended March 25, 2013, (the “Wu Severance Benefit Agreement”). The Wu Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2021 Ms. Wu received a base salary of $545,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 50% of her base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Compensation and Management Development Committee at its discretion. In addition, Ms. Wu is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Executive Compensation Tables
Outstanding Equity Awards at Year-End
The following table provides information on the holdings of stock options and stock awards by NEOs as of December 31, 2021. This table includes unexercised and unvested stock option awards, unvested RS and unvested PVRSUs with performance conditions that have not yet been satisfied. The market value of the RS, and PVRSU awards is based on the NYSE closing market price of Choice’s stock as of December 31, 2021, which was $155.99. The PVRSUs will be earned, if at all, based on (i) our cumulative EPS performance as compared to the target EPS goal for the respective measurement periods, (ii) the Company's rTSR achievement against certain peers, or (iii) based on achievement of certain strategic growth objectives.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pacious	2/26/2016	65,263	—	51.49	02/26/23	—	—	—	—
	2/24/2017	39,203	—	60.50	02/24/24	—	—	—	—
	9/14/2017	10,025	—	62.00	09/14/24	—	—	—	—
	2/23/2018	34,644	11,550	81.55	02/23/25	2,304	359,401	—	—
	2/22/2019	33,144	33,144	81.15	02/22/26	6,470	1,009,255	12,940	2,018,511
	2/28/2020	17,029	51,087	91.28	02/28/30	9,655	1,506,083	45,741	7,135,138
	8/27/2020	—	—			—	—	57,952	9,039,932
	2/26/2021	—	92,858	104.87	02/26/31	—	—	99,936	15,589,017
Dragisich	2/23/2018	10,371	3,459	81.55	02/23/25	690	107,633	—	—
	2/22/2019	9,752	9,755	81.15	02/22/26	1,904	297,005	3,808	594,010
	2/28/2020	5,597	16,794	91.28	02/28/30	3,174	495,112	4,232	660,150
	8/27/2020	—	—			—	—	17,928	2,796,589
	2/26/2021	—	34,100	104.87	02/26/31	—	—	42,398	6,613,664

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	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pepper	2/26/2016	36,338	—	51.49	02/26/23	—	—	—	—
	2/24/2017	15,909	—	60.50	02/24/24	—	—	—	—
	2/23/2018	9,795	3,267	81.55	02/23/25	653	101,861	—	—
	2/22/2019	6,708	6,708	81.15	02/22/26	1,311	204,503	8,781	1,369,748
	2/28/2020	3,079	9,240	91.28	02/28/30	1,747	272,515	2,329	363,301
	8/27/2020	—	—			—	—	12,556	1,958,610
	2/26/2021	—	17,858	104.87	02/26/31	—	—	10,967	1,710,742
Bonds	2/26/2016	3,361	—	51.49	02/26/23	—	—	—	—
	2/23/2018	930	1,539			309	48,201	—	—
	2/22/2019	5,208	5,209	81.15	02/22/26	1,018	158,798	2,034	317,284
	2/28/2020	2,788	8,366	91.28	02/28/30	1,581	246,620	2,108	328,827
	8/27/2020	—	—			—	—	8,864	1,382,695
	2/26/2021	—	14,584	104.87	02/26/31	—	—	8,957	1,397,202
Wu	2/26/2016	19,026	—	51.49	02/26/23	—	—	—	—
	2/24/2017	11,997	—	60.50	02/24/24	—	—	—	—
	2/23/2018	6,798	2,268	81.55	02/23/25	453	70,663	—	—
	2/22/2019	4,656	4,656	81.15	02/22/26	910	141,951	1,818	283,590
	2/28/2020	2,572	7,718	91.28	02/28/30	1,459	227,589	1,945	303,401
	8/27/2020	—	—			—	—	9,300	1,450,707
	2/26/2021	—	14,286	104.87	02/26/31	—	—	8,775	1,368,812
(1)The stock option awards vest 25% per year beginning on the first anniversary of the grant date. Grants prior to 2020 have a seven-year term. 2020 and 2021 grants have a ten-year term.
(2)Restricted stock awards vest at the rate of 25% each year for four years from the second of the month following the date of grant.
(3)PVRSUs are earned and vest upon the conclusion of a three-year performance period based on actual three-year cumulative EPS compared to the performance target, except for: (i) Mr. Pepper’s February 2019 $1 million retention/performance grant that is based on the three-year performance period 2019-2021 and will vest on March 2, 2023; (ii) the August 27, 2020 grants which were based on rTSR.; (iii) the February 26, 2021 grants which were based on EPS and rTSR; and (iv) the February 26, 2021 grants which were based on rTSR.
The February 2019, February 2020 grants and Mr. Pepper’s February 2019 $1 million retention/performance grant are shown at threshold payout. It is unlikely that payment will be made under these grants since the targets became unachievable due to the pandemic and resulting economic shutdown. The August 27, 2020 grant and February 26, 2021 grants are shown at maximum payout based on the previous fiscal year's performance..

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Executive Compensation Tables
Option Exercises and Stock Vested
The following table provides information for each of the NEOs on stock option exercises during 2021, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any taxes and broker commissions. Value realized is based on the NYSE closing market price of Choice Common Stock on the date of exercise or vesting, respectively.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Pacious	48,553	2,673,049	10,946	1,174,065
Dragisich	8,457	483,331	3,304	349,402
Pepper	23,772	1,183,215	2,668	285,945
Bonds	3,678	179,891	1,744	186,497
Wu	19,737	1,114,134	1,999	214,329
Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan. In 2002, Choice adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan, which became effective January 1, 2003, and was amended from time to time (“EDCP”). Our CEO and other key executives approved by the Board (including each of the NEOs) are eligible to participate in the EDCP. During 2021, each of the NEOs participated in the EDCP. Per Company policy, participants in the EDCP are not entitled to participate in the Non-Qualified Plan described below.
Under the EDCP, participants may defer up to 90% of their base salary and up to 100% of their bonus each year. Choice matches 50% of up to 15% of eligible salary under the EDCP, reduced by the total matching contributions to which the participant is otherwise entitled under the 401(k) plan. The participant’s right to any Company match vests at 20% per year from the time the participant was first hired, with all past and future match amounts becoming 100% vested after the participant’s fifth year of service. As of December 31, 2021, each of the participating NEOs was fully vested in their Company match amounts, other than Mr. Dragisich.
A participant may elect an investment based on a selection of investment options selected by the EDCP’s administrators, which are generally publicly available mutual funds or other indices. Participants may elect to change their investment options under the EDCP in accordance with plan requirements.
Benefits commence under the EDCP upon the death of the participant (to the participant’s beneficiary), or, at the participant’s election, upon the participant’s termination of employment or, commencing in 2009, on a January designated by the participant, subject to any requirements imposed by Section 409A of the Internal Revenue Code (“Section 409A”). If no election is made, benefits will commence upon termination of employment, subject to any requirements imposed by Section 409A. Benefits are payable in a lump-sum payment or in annual installments over a period of up to 20 years, as elected by the participant. If no election is made, benefits will be paid in a lump sum. Benefits will also automatically be paid in a lump sum if the amount payable as of the initial payout date is $100,000 or less.
In December 2008, the Company amended and restated the EDCP to comply with treasury regulations promulgated pursuant to Section 409A. The amendment and restatement, which became effective on January 1, 2009, applies only to that portion of each participant’s EDCP account balances that are subject to Section 409A (generally, those contribution amounts that became vested or were credited after 2004). The pre-2005 plan documents, along with a March 3, 2009 amendment, continue to apply to the remaining participant account balances (“Grandfathered Accounts”) under the EDCP. Earnings from the Grandfathered Accounts are considered guaranteed preferential earnings and are further discussed in the table below. Mr. Pacious and Mr. Pepper have earnings from the Grandfathered Accounts.
Non-Qualified Plan. In 1997, Choice adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan, which was amended and restated effective January 1, 2001 and January 1, 2009, and amended effective January 1, 2011 (“Non-Qualified Plan” or “NQP”). Generally, Choice employees who are at the Senior Director level and above and who are not eligible to participate in the EDCP, are eligible to participate in the Non-Qualified Plan.

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In general, participants under the Non-Qualified Plan may elect to defer up to 90% of their base salary and up to 100% of their annual bonus, reduced by the deferral limit in effect under the Choice 401(k) plan (which was $19,500 for 2021). Choice matches up to 100% of the first 3% of deferred salary and 50% of the next 2% of deferred salary thereafter under the Non-Qualified Plan, offset by the amount of matching contributions to which the participant is entitled under the 401(k) plan.
Stock Deferral Program. All Long-Term Incentive Plan participants are entitled to defer all or any portion of any equity award (other than stock options). The executive may elect to defer the receipt of such equity until termination of their employment or until a specified future date. Any dividends or other distributions during the deferral period are credited to the executive’s deferred equity account and reinvested in the purchase of additional Choice Common Stock.

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Pacious	EDCP	160,062	68,431	432,526	—	2,807,839
Dragisich	EDCP	68,857	31,435	102,240	—	773,980
Pepper	EDCP	79,426	28,113	853,993	—	7,735,772
	Stock Deferral Program	74,173		633,395		1,786,854
Bonds	EDCP	47,526	23,763	23,740	—	228,367
Wu	EDCP	186,064	28,271	184,226	—	1,621,876
(1)The following salary amounts are included in this column. The salary amounts represent 2021 base salary deferred by the NEO during 2021 and are also included in the 2021 Salary column of the Summary Compensation Table above.

Name	2021 Salary ($)
Pacious	160,062
Dragisich	68,857
Pepper	79,426
Bonds	47,526
Wu	186,064
(2)Amounts in this column are included in the 2021 All Other Compensation column of the Summary Compensation Table above.
(3)Amounts in this column include earnings on certain officers’ EDCP Grandfathered Accounts and are shown in the 2021 Change in Pension Value and Preferential Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above, since they represent guaranteed preferential earnings to each applicable NEO. Those amounts are: $9,142 for Mr. Pacious and $163,671 for Mr. Pepper.
Potential Payments upon Termination or Change in Control
The tables below reflect the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2021, the last business day of 2021. The amounts shown assume that such termination was effective as of December 31, 2021, and, for any equity-based payments or valuations, the NYSE closing market price of Choice Hotel’s Common Stock on December 31, 2021, or $155.99 per share. The amounts shown are estimates only; the actual amounts to be paid will only be determinable at the time of the executive’s separation from Choice.

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Executive Compensation Tables
General Payments Made upon Termination
Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during his or her term of employment. The following amounts are not included in the tables or narratives below and include:
•base salary earned through the date of termination;
•accrued but unpaid vacation pay earned through the date of termination;
•annual incentive compensation earned during the year of termination, which for 2021 is reflected in the 2021 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for each NEO;
•amounts contributed by the executive under the Choice 401(k) plan;
•payments pursuant to our life insurance plan, available to all employees generally, which provides for one times base salary upon death; and
•each executive’s account balance under the EDCP, Non-Qualified Plan and Stock Deferral Program, as applicable, and as set forth above under the heading Non-Qualified Deferred Compensation.
With respect to deferred compensation plans, if the executive has previously elected to receive deferred amounts in the EDCP or Non-Qualified Plan in installments, the undistributed account balances will continue to be credited with increases or decreases reflecting changes in the investment options chosen by the executive.
PAYMENTS MADE UPON CONSTRUCTIVE TERMINATION OR TERMINATION WITHOUT CAUSE
Mr. Pacious
Under the Pacious Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive a lump sum severance payment of 200% of base salary and bonus target as well as continued base salary for two years, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as (i) a material diminution in the executive’s compensation or position and responsibilities, (ii) relocating the executive’s office location to a location more than thirty-five (35) miles from the Company’s prior principal place of employment; (iii) a material change in the executive’s title or line of reporting; (iv) failure of the Company to place the executive’s name in nomination for election or re-election to the Board; (v) a change in the Company’s annual bonus program that would materially and adversely affect the executive; (vi) failure of any successor of the Company to assume the Pacious Severance Benefit Agreement; (vii) any non-renewal initiated by the Company, and (viii) any other material breach by the Company of the Pacious Severance Benefit Agreement or any equity agreement between the executive and the Company. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives. The executive will also be eligible to receive continued medical and dental benefits during the two-year period, with Choice continuing to make its employer contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the two-year period, subject to termination in the event the executive secures new employment.
Pursuant to the Pacious Severance Benefit Agreement, the executive will continue to vest in any unvested stock options, or other stock awards including, RS and PVRSUs, granted after the date of his initial severance agreement (May 5, 2011) during the two-year period.
In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a two year non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Dragisich, Mr. Bonds and Ms. Wu
Under the Dragisich Severance Benefit Agreement, the Bonds Severance Benefit Agreement and the Wu Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive continued base salary for 70 weeks, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as a material substantial change in the executive’s compensation or position and responsibilities. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives and at 100% deemed attainment of the individual objectives. The executive will also be eligible to receive

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Executive Compensation Tables
continued medical and dental benefits during the 70-week period, with Choice continuing to make its employer contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the 70-week period, subject to termination in the event the executive secures new employment.
Pursuant to the Dragisich Severance Benefit Agreement, the Bonds Severance Benefit Agreement and the Wu Severance Benefit Agreement, the executive will continue to vest in any unvested stock options and other stock awards granted on or after the date of his or her respective severance agreement (for Mr. Dragisich March 6, 2017, for Mr. Bonds, February 23, 2018 and for Ms. Wu, February 13, 2012) during the 70-week period.
As conditions to the executive’s continued receipt of the payments and benefits above, each of the executives has agreed that if he or she becomes employed prior to the end of the 70-week period, Choice is entitled to offset the payments required above by the amount of any compensation earned by him or her as a result of new employment, including unemployment insurance benefits, social security insurance or like amounts. In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a 70-week non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Dragisich Severance Benefit Agreement, Bonds Severance Benefit Agreement and Wu Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Mr. Pepper
If Mr. Pepper is terminated without cause by Choice, he is entitled to severance payments under the Choice Hotels International Severance Benefit Plan, which applies to all Company employees except for those employees who are subject to an employment agreement or non-competition, non-solicitation and severance agreement. Under the Choice Hotels International Severance Benefit Plan, each participant’s severance benefit and the length of time after termination for which the participant is eligible for the benefit, is determined based on his or her base salary, position and years of service as of the termination date. In addition, each participant is entitled to continuation of medical and dental coverage during the severance period, at the same level the participant was receiving at termination.
Pursuant to the Choice Hotels International Severance Benefit Plan, corporate officers without a specifically applicable written agreement, which includes Mr. Pepper, are entitled to five weeks of base salary (as in effect at termination of employment) per year of service with Choice, with a minimum of twenty-six weeks of base salary and a maximum of seventy weeks. Additionally, if the termination occurs on or after June 30 of any year, he is entitled to receive a full bonus for the year in which the termination occurs. Assuming a termination as of December 31, 2021, Mr. Pepper would be entitled to 70 weeks of continued base salary. In addition, he would receive payment of his 2021 incentive bonus, as well as continued medical and dental benefits during the 70-week severance benefit period. The severance benefit terminates prior to the end of the severance benefit period provided under the Choice Hotels International Severance Benefit Plan upon the earlier to occur of (i) death of the participant, or (ii) employment with a new employer. In addition, the severance benefit is subject to the participant’s execution of a standard release agreement in favor of Choice.
As a condition to the receipt of any benefits under the Severance Benefit Plan, Mr. Pepper is required to sign all documents required by the Company including a general release of claims.
Payments Made upon Disability or Death
The Company’s disability program provides that each of the executives will receive an annual benefit equal to 60% of the previous year’s base salary and annual bonus, with such amount capped at $19,500 per month. In each case, the disability benefit continues until the executive reaches age 65.
Messrs. Pacious, Dragisich and Pepper, and Ms. Wu each have a supplemental executive individual life insurance policy, paid for by Choice, in the amount of $1,000,000. Premiums on this policy are added to each executive’s taxable income for the year.
Under the company’s Long Term Incentive Plan (“LTIP”), all restricted stock and stock options granted on or after April 19, 2018 fully vest and all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis, assuming targeted performance, upon the executive’s termination due to disability or death.

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Executive Compensation Tables
PAYMENTS MADE UPON TERMINATION FOLLOWING CHANGE OF CONTROL
Mr. Pacious
For Mr. Pacious, pursuant to the Pacious Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 250% of the executive’s base salary then in effect plus 250% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the previous year’s bonus amount paid to the executive, or if no bonus was paid in the prior year, then the target bonus amount); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of his initial severance agreement (May 5, 2011).
In addition, in the event of a termination following a change of control, the Company’s 2006 Long-Term Incentive Plan (“2006 LTIP”) would govern the equity grants issued to Mr. Pacious prior to the date of his severance agreement and the 2006 LTIP provides that stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to the executive at the maximum level of performance applicable to the award. PVRSU grants issued to Mr. Pacious under the Company’s 2017 Long-Term Incentive Plan (“2017 LTIP”) would be deemed fully vested and immediately payable to the executive at the target level of performance applicable to the award. Therefore, for Mr. Pacious, the 2006 LTIP and 2017 LTIP, together with his severance agreement, would result in the immediate vesting of all of his equity awards.
Also, upon a change in control termination, Mr. Pacious would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable to Mr. Pacious in order for him to receive his severance payments, as described above, he is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Dragisich, Mr. Bonds and Ms. Wu
For Mr. Dragisich, Mr. Bonds and Ms. Wu, pursuant to the Dragisich Severance Benefit Agreement, the Bonds Severance Benefit Agreement and the Wu Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 200% of the executive’s base salary then in effect plus 200% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the target bonus for the year in which the termination occurs); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of the executive’s severance agreement (for Mr. Dragisich, on or after March 6, 2017, for Ms. Wu, February 13, 2012 and for Mr. Bonds, February 23, 2018).
Also, upon a change in control termination, the executive would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable in order for the executive to receive their severance payments, as described above, the executive is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Dragisich Severance Benefit Agreement, Bonds Severance Benefit Agreement and Wu Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Mr. Pepper
Pursuant to the Company’s Severance Benefit Policy, if Mr. Pepper’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by Mr. Pepper for good reason, he is entitled to receive a lump-sum severance payment of 200% of his base salary then in effect plus 200% of the full amount of the annual incentive bonus based on the target bonus for the year in which the termination occurs. In addition, he is entitled to receive medical and dental coverage for 70 weeks at the level he was receiving at the time of his termination. In addition to the other applicable conditions, in order to receive severance payments as described above, he is required to execute a general release in favor of Choice.

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Executive Compensation Tables
Because Mr. Pepper does not have a written agreement with the Company governing treatment of his equity awards in the event of a termination following a change of control, the terms of the Company’s LTIP apply. Pursuant to the LTIP, if within two years of a change of control, he is terminated by the Company other than for cause, or terminates his employment for good reason, then all of his stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to him with all uncompleted performance periods for PVRSUs at the time of such Change of Control deemed to have been completed and the level of performance set forth under the Agreement shall be either (i) the actual attained level, or (ii) if actual performance is not determinable, then the target level of performance.
Mr. Pacious
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pacious:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Cash Severance(1)	5,616,000	7,020,000
Benefits & Perquisites:
Health and Welfare Benefits(2)	35,579	—	—	—
Outplacement Services(3)	18,000		—	—
Disability Income(4)			2,125,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	7,917,572	11,393,020	10,533,238	10,533,238
Restricted Stock Grants(7)	2,372,608	2,874,740	2,515,339	2,515,339
PVRSUs(8)	14,649,021	21,887,113	13,496,109	13,496,109
Total	30,608,780	43,174,873	28,670,186	27,544,686
(1)For termination without cause or with good reason, the amount represents 200% of Mr. Pacious’ annual base salary, plus 200% of Mr. Pacious’ annual target bonus amount for 2021. For termination following change of control, the amount represents 250% of Mr. Pacious’ annual base salary plus 250% of Mr. Pacious’ annual target bonus amount for 2021.
(2)Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pacious for continued coverage under our medical and dental plans for two years, based on Mr. Pacious’ elected coverage as of December 31, 2021.
(3)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pacious would be entitled to receive under the Choice disability program as of December 31, 2021 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pacious’ beneficiary upon his death.
(6)For termination without cause or with good reason, unvested options granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all stock option awards will immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2021 of $155.99.
(7)For termination without cause or with good reason, restricted stock granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all restricted awards will immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2021 of $155.99.
(8)For termination without cause or with good reason, PVRSUs granted after May 5, 2011 will continue to vest for two years. In the case of termination following a change of control, all unvested PVRSU awards will immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2021 of $155.99, and solely in the case of a termination following a change of control, 200% vesting leverage for PVRSUs granted under the 2006 LTIP and 100% vesting leverage for PVRSUs granted under the 2017 LTIP. 200% represents the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Dragisich
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Dragisich:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	780,770	—	—	—
Cash Severance(2)	—	2,204,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	23,948	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			5,908,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	2,583,512	3,817,484	3,559,996	3,559,996
Restricted Stock Grants(8)	734,713	899,750	792,117	792,117
PVRSUs(9)	4,372,556	6,908,485	4,075,780	4,075,780
Total	8,513,499	13,829,719	14,336,393	9,427,893
(1)Amount represents continued payment of Mr. Dragisich's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Dragisich's annual base salary plus 200% of his annual bonus target for 2021.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Dragisich for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Dragisich's elected coverage as of December 31, 2021.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Dragisich would be entitled to receive under the Choice disability program as of December 31, 2021 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Dragisich's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2021 of $155.99.
(8)For termination without cause or with good reason, unvested restricted stock granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2021 of $155.99.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2021 of $155.99 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Pepper
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pepper:

Executive Benefits and Payments	Involuntary Termination without Reasonable Cause ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	720,192	—	—	—
Cash Severance(2)	—	1,866,600
Benefits & Perquisites:
Health and Welfare Benefits(3)	23,948	23,948	—	—
Disability Income(4)			2,515,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	—	2,256,044	2,012,848	2,012,848
Restricted Stock Grants(7)	—	578,879	477,017	477,017
PVRSUs(8)	—	2,775,842	4,341,982	4,341,982
Total	744,140	7,501,313	9,347,347	7,831,847
(1)Amount represents continued payment of Mr. Pepper’s base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Pepper’s annual base salary plus 200% of his annual bonus target for 2021.
(3)For an involuntary termination without reasonable cause, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2021. For a termination following a change of control, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70.00 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2021.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pepper would be entitled to receive under the Choice disability program as of December 31, 2021 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pepper’s beneficiary upon his death.
(6)In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2021 of $155.99.
(7)In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2021 of $155.99.
(8)In the case of termination following a change of control, all unvested PVRSU awards immediately vest at the actual performance level, if determinable, or target performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2021 of $155.99 and 100% target vesting leverage,.

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Executive Compensation Tables
Mr. Bonds
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Bonds:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement	646,154	—	—	—
Cash Severance	—	1,584,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits	23,948	—	—	—
Outplacement Services	18,000	—	—	—
Disability Income			3,471,000	—
Life Insurance Benefits	—	—	—	—
Long-Term Incentives:
Stock Options	1,123,432	1,791,303	1,676,740	1,676,740
Restricted Stock Grants	323,211	453,619	405,418	405,418
PVRSUs	2,213,810	2,821,235	1,889,819	1,889,819
Total	4,348,555	6,650,157	7,442,977	3,971,977
(1)Amount represents continued payment of Mr. Bonds' base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Bonds' annual base salary plus 200% of his annual bonus target for 2021.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Bonds for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Bonds' elected coverage as of December 31, 2021.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Bonds would be entitled to receive under the Choice disability program as of December 31, 2021 through the month in which he reaches age 65.
(6)Mr. Bonds is not eligible for the supplemental executive individual life insurance policy.
(7)For termination without cause or with good reason, unvested options granted after August 1, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2021 of $155.99.
(8)For termination without cause or with good reason, unvested restricted stock granted after August 1, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2021 of $155.99.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2021 of $155.99 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Ms. Wu
The following table shows the potential payments upon termination, with or without a change in control, for Ms. Wu:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	733,654	—	—	—
Cash Severance(2)	—	1,635,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	—	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			1,891,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	1,215,252	1,747,017	1,578,187	1,578,187
Restricted Stock Grants(8)	364,237	440,204	369,540	369,540
PVRSUs(9)	2,141,119	2,736,221	1,814,840	1,814,840
Total	4,472,262	6,558,442	5,654,067	4,762,567
(1)Amount represents continued payment of Ms. Wu’s base salary, based on her base salary for 70 weeks.
(2)Amount represents 200% of Ms. Wu’s annual base salary plus 200% of her annual bonus target for 2021.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Ms. Wu for continued coverage under our medical and dental plans for 70 weeks, based on Ms. Wu’s elected coverage as of December 31, 2021.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Ms. Wu would be entitled to receive under the Choice disability program as of December 31, 2021 through the month in which she reaches age 65.
(6)Amount represents the value of the proceeds payable to Ms. Wu’s beneficiary upon her death.
(7)For termination without cause or with good reason, unvested options granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2021 of $155.99.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2021 of $155.99.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2021 of $155.99 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

2022 Proxy Statement	81

Executive Compensation Tables
CEO Pay Ratio
We are committed to internal pay equity, and the Compensation and Management Development Committee reviews executive pay in relationship to the ratio as well as to the ongoing impact on Company performance, given the percentage of at-risk compensation. We will continue to evaluate our ratio in relation to our peer group and the market.
We provide below, as required by SEC rules, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees.
The annual total compensation of our CEO for 2021, as reflected in the Summary Compensation Table, was $11,151,999. The annual total compensation of the median employee for 2021 was $134,099. To determine our median employee, we included all full-time, part-time and temporary employees globally, as of December 31, 2021. We used base pay for the twelve-month period ending December 31, 2021 as our consistently applied compensation measure. The median employee is a salaried U.S. associate.
The compensation for our CEO in 2021 was approximately 83 times the median pay of our employees. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the total compensation of the highest paid non-CEO NEO as set forth in the Summary Compensation Table is 2.59.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the averaged total compensation of the non-CEO NEOs utilizing compensation as set forth in the Summary Compensation Table is 4.22.

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Non-Employee Director Compensation
During 2021, non-employee directors were entitled to receive the cash and equity compensation listed below.

ANNUAL COMPENSATION

The Board approved changes to non-employee director compensation for 2022. The annual cash retainer will be $82,500. The annual stock compensation1 will be $152,500.
OTHER COMPENSATION (CASH):

	Annual Compensation 2021		2022
Audit Committee Member (up to 8 meetings)	14,000		15,000
Compensation and Management Development Committee Member (up to 6 meetings)	10,000		10,000
Corporate Governance and Nominating Member (up to 3 meetings)	10,000		10,000
Diversity Committee Member (up to 3 meetings)	10,000		10,000
Audit Committee Chair	15,000	[2]	20,000	[2]
Compensation and Management Development Committee Chair	10,000	[2]	20,000	[2]
Corporate Governance and Nominating Chair	5,000	[2]	10,000	[2]
Diversity Committee Chair	5,000	[2]	10,000	[2]
Lead Independent Director	25,000	[3]	30,000	[3]

Excess Meeting Fees
Each In-Person Meeting in Excess of Expected Activity Level	2,000		2,000
Each Telephonic Meeting in Excess of Expected Activity Level	2,000		2,000
(1)The stock portion of the annual retainer is typically paid in the form of restricted stock which vests in equal amounts over a three-year vesting term.
(2)Amount is in addition to general non-employee Committee member retainer.
(3)Amount is in addition to general non-employee Board member retainer.

2022 Proxy Statement	83

Non-Employee Director Compensation
Non-employee directors are required to reach and maintain in ownership of Company stock five times the then-current standard annual cash retainer, within five years of election to the Board. For currently serving directors, the required ownership level is $375,000. All directors either satisfy the minimum ownership requirements or fall within the exception provided by the 5-year “ramp up” provision of the guidelines.
The following table illustrates the compensation earned by or paid to non-employee directors during 2021:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian B. Bainum	160,000	140,102	—	300,102
William L. Jews	207,333	140,102	—	347,435
Ervin R. Shames	230,333	140,102	757	371,192
Barbara T. Alexander	84,667	—	—	84,667
John P. Tague	192,000	140,102	—	332,102
Monte J.M. Koch	178,667	140,102	—	318,769
Liza K. Landsman	195,333	140,102	—	335,435
Maureen D. Sullivan	173,333	140,102	—	313,435
Donna F. Vieira[5]	18,000	—	—	18,000
(1)Mr. Pacious is not included in the table as he served as an employee of Choice during 2021 and did not receive any compensation for his role as director. Stewart W. Bainum, Jr., Chairman of the Board, is also an executive officer of Choice and does not receive compensation for his services as a director. Pursuant to the terms of Mr. Bainum’s employment contract, he is paid an annual salary of $400,000, with $132,000 paid in cash and $268,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date. For 2022, Mr. Bainum's annual salary was increased to $450,000, with 1/3 paid in cash and 2/3 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and administrative assistance, including access to telephone, computer, fax and other reasonable and necessary office space and office supplies. Ms. Alexander retired from the Board at the conclusion of the 2020-2021 Board year.
(2)For the 2020-2021 Board year, one-third of total compensation (inclusive of cash and equity) covering the reduced 50% compensation for the eight-month period of May to December 2020, was paid out in restricted stock. One-third of total compensation for the 2020-2021 Board year, or 50% of compensation for the eight-month period May to December 2020, was forgone by the directors and will not be paid. One-third of total compensation for the 2020-2021 Board year, or compensation covering the period January to April 2021, is compensation that is not reduced and was paid out in 2021. Compensation for the 2021-2022 Board year, at expected meeting levels, was paid out in 2021.
(3)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2021, each director had the following aggregate number of deferred shares accumulated in their deferral accounts for all years of service as a director, including additional shares credited as a result of reinvestment of dividend equivalents: Brian B. Bainum, 0; William L. Jews, 5,929; Ervin R. Shames, 38,890; Barbara T. Alexander, 0; John P. Tague, 25,432; Monte J.M. Koch, 6,552; Liza K. Landsman, 4,318; and Maureen D. Sullivan, 0.
(4)This column includes reimbursements for spousal travel to Board meetings not held at the Company’s headquarters and to the Company Convention, and for the Stay at Choice program which provides reimbursements to directors when staying at Choice hotels. A tax gross-up is included for the Stay at Choice reimbursements. The figures above cannot, however, form the basis for inference as to whether directors stay at Choice properties. Some directors stay at Choice properties but do not submit for reimbursement under the Stay at Choice program.
(5)Donna F. Vieira, who was appointed to the Board on July 22, 2021, did not receive any compensation in 2021. Ms. Vieira will be compensated for 2021 meetings in 2022 at the excess meeting rate of $2,000 per meeting.

84

Proposal 3—Ratification of The Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firms
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022.
As a matter of good corporate governance, the appointment of Ernst & Young LLP is being presented to the shareholders for ratification. If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.
The Company expects that representatives of Ernst & Young LLP will be present at the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and it is expected that they will be available to respond to appropriate questions.
Principal Auditor Fees and Services
The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. During 2021 and 2020, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements relating to 2021 and 2020 and fees incurred for other services rendered by Ernst & Young LLP relating to those periods.

Fees	Ernst & Young Fiscal Year Ended December 31, 2021 ($)	Ernst & Young Fiscal Year Ended December 31, 2020 ($)
Audit Fees	1,671,395	1,920,603
Audit Related Fees(1)		85,000
Tax Fees(2)		39,689
All Other Fees(3)	2,020	1,505
Total	1,673,415	2,046,797
(1)Audit Related Fees include work performed in connection with the issuance of registration statements such as due diligence and the issuance of comfort letters.
(2)Tax Fees primarily related to review of certain Company income tax returns, review of certain state, federal and international tax matters.
(3)All Other Fees include an annual subscription to EY Atlas, a proprietary online resource for accounting research.
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

2022 Proxy Statement	85

Audit Committee Report
Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Mr. Jews as Chairman, Ms. Vieira and Messrs. Koch, Shames and Tague. The Audit Committee is currently composed of five independent directors within the meaning of the NYSE’s rules.
Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee possesses sole authority to engage and discharge independent registered public accounting firms and to approve all significant non-audit engagements with such firms. Further responsibilities of the Audit Committee include review of SEC filings and financial statements and ultimate supervision of the Company’s internal auditing function.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the Company’s financial statements as of and for the year ended December 31, 2021. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee has reviewed with Ernst & Young LLP matters required to be discussed by PCAOB’s Auditing Standard no. 1301 “Communications with Audit Committees” including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, Ernst & Young LLP’s conclusions regarding the reasonableness of those estimates, the disclosures included in the financial statements, and other material written communications between Ernst & Young LLP and management.
In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and its management, including matters in the written disclosure and letter required by applicable requirements of the PCAOB and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to Ernst & Young LLP in 2021 and 2020 for audit and non-audit services appears above under the heading Principal Auditor Fees and Services. All of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William L. Jews, Chairman
Monte J.M. Koch
Ervin R. Shames
John P. Tague
Donna F. Vieira

86

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
This table shows how much Common Stock is beneficially owned by (i) each director or nominee of the Company, (ii) each of the Company’s NEOs, (iii) all executive officers, directors and nominees of the Company as a group and (iv) all persons who are known to beneficially own more than 5% of the Company’s Common Stock as of March 28, 2022 (unless otherwise noted). Unless otherwise specified, the address for each such person as of March 28, 2022, was 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart W. Bainum, Jr.	10,297,115	(5)(6)	—	4,729	18.47%	(5)(6)
Brian B. Bainum	44,196	(5)(7)	—	2,490	*	(5)(7)
William L. Jews	21,752		—	2,568	*
Monte J.M. Koch	11,779		—	2,534	*
Liza K. Landsman	8,849		—	2,550	*
Patrick S. Pacious	184,651		267,673	180,112	1.1%
Ervin R. Shames	45,341		—	2,643	*
Maureen D. Sullivan	2,284		—	2,522	*
John P. Tague	25,471		—	2,565	*
Donna F. Vieira	—		—	—
John E. Bonds	26,450		18,277	1,564	*
Dominic E. Dragisich	26,646		48,177	45,678	*
David A. Pepper	28,470		57,887	1,822	*
Simone Wu	37,718		55,788	1,429	*
All Directors and Executive Officers as a Group (19 persons)	10,864,860		494,886	261,478	20.84%
Principal Shareholders
Barbara J. Bainum	10,839,748	(5)(8)	—	—	19.44%	(5)(8)
Bruce D. Bainum	10,898,532	(5)(9)	—	—	19.54%	(5)(9)
Roberta D. Bainum	10,702,182	(5)(10)	—	—	19.19%	(5)(10)
Realty Investment Company, Inc.	6,821,574	(5)(14)	—	—	12.23%	(5)(14)
Ronald Baron	4,664,352	(11)	—	—	8.38%	(11)
The Vanguard Group	3,211,585	(12)	—	—	5.77%	(12)
Wellington Group Holdings LLP	2,981,146	(13)	—	—	5.36%	(13)
Morgan Stanley	3.452.279	(15)	—	—	6.2%	(15)
BlackRock, Inc.	2,813,657	(16)	—	—	5.1%	(16)
Christine A. Shreve	2,947,351	(5)(17)	—	—	5.3%	(5)(17)
*Less than 1%.
(1)Includes shares: (i) for which the named person has sole voting and investment power and (ii) for which the named person has shared voting and investment power. Does not include: (i) shares that may be acquired through stock option exercises within 60 days or (ii) unvested restricted stock holdings which the holder maintains voting rights, each of which is set out in a separate column.
(2)Shares that can be acquired through stock option exercises within 60 days of March 28, 2022.
(3)Shares for which the holder maintains voting rights, but are subject to a vesting schedule, forfeiture risk and other restrictions.

2022 Proxy Statement	87

Security Ownership and Related Information
(4)For each beneficial owner, ownership percentage is based on (i) the sum of the number of shares listed under each of the column headings Common Stock Beneficially Owned, Right to Acquire and Unvested Restricted Stock and (ii) 55,770,322 shares outstanding on March 28, 2022.
(5)Because of SEC reporting rules, shares held by Realty Investment Company, Inc. (“Realty”), a real estate management and investment company wholly owned by members of the Bainum family and trusts for their benefit , and certain other Bainum family entities are attributed to Realty, Christine A. Shreve and more than one of the Bainums included in this table because Realty, Ms. Shreve and such named Bainums have shared voting or dispositive control. As of March 28, 2022, Realty, Ms. Shreve and members of the Bainum family (including various partnerships, corporations and trusts established by members of the Bainum family) in the aggregate have the right to vote 21,359,880 shares, approximately 38% of the shares of Common Stock outstanding as of March 28, 2022.
(6)Includes 1,006,335 shares owned by the Stewart W. Bainum, Jr. Declaration of Trust of which Mr. Bainum, Jr. is the beneficiary and co-trustee. Also includes 1,417,056 shares owned by Leeds Creek Holdings, LLC whose only member is Mr. Bainum, Jr.’s trust; 978,482 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which Mr. Bainum, Jr.’s trust is managing general partner and has shared voting authority; 6,821,574 shares owned by Realty in which Mr. Bainum, Jr.’s trust owns voting stock and has shared voting authority; 6,357 shares owned by the Bruce Bainum 2009 Family Trust, 21,800 shares owned by the Bruce Bainum 2012 Non Exempt Family Trust, 45,511 shares owned by the Bruce Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Mr. Bainum Jr.’s brother, Dr. Bruce Bainum, for which Mr. Bainum Jr. is trustee and has voting and dispositive authority; and pursuant to Mr. Bainum Jr.'s employment contract, 4,729 unvested restricted stock shares which vest in equal installments during the periods 2020-2022, 2021-2023 and 2022-2024. Mr. Bainum Jr.’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(7)Includes 44,196 shares owned by BBDEC Ventures, LLC whose sole member is Mr. Brian Bainum. In addition, Brian B. Bainum has an interest in certain Bainum family trusts formed for his benefit and the benefit of his siblings and their descendants. Further, 6,595 shares are owned by a trust for the sole benefit of Mr. Bainum’s descendants. Mr. Bainum has no voting authority over these family trusts, Realty, or MidPines. Mr. Bainum has 2,488 shares in unvested restricted stock and 1,495 shares vested in a non-employee director plan. Mr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(8)Includes 1,030,836 shares owned by the Barbara Bainum Declaration of Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 1,175,000 shares owned by Shadow Holdings, LLC for which she shares voting and dispositive authority and whose sole members are Ms. Bainum and a trust for her benefit for which she has sole voting authority; 978,482 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which Ms. Bainum’s trust owns voting stock and has shared voting authority; 163,000 shares owned by The Mental Wellness Foundation, Inc., a private foundation for which Ms. Bainum is a Director and has sole voting and dispositive authority; 253,218 shares owned by Wellness Advocacy Fund, a tax exempt organization for which Ms. Bainum is a Director and has sole voting and dispositive authority; 6,516 shares owned by a trust for the benefit of Ms. Bainum’s nephew for which Ms. Bainum is the trustee; 43,444 shares owned by the Roberta Bainum 2010 Family Trust and 367,678 shares owned by the Roberta Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of Ms. Bainum’s sister, Roberta Bainum’s, descendants for which Ms. Bainum is trustee and has voting and dispositive authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(9)Includes 1,757,717 shares owned by the Bruce Bainum Declaration of Trust of which Dr. Bainum is the sole trustee and beneficiary. Also includes 832,993 shares owned by Posadas Holdings, LLC, a private company for which he shares voting and dispositive authority and whose sole members are Dr. Bainum and a trust for his benefit for which he has sole voting authority; 978,482 shares owned by Mid Pines, in which Dr. Bainum’s trust is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which Dr. Bainum’s trust owns voting stock and has shared voting authority; 219,353 shares owned by Three Graces Foundation, Inc., a private foundation for which Dr. Bainum is a Director and has sole voting and dispositive authority; 281,818 shares owned by Charis Advocacy Fund, a tax exempt organization for which Dr. Bainum is a Director and has sole voting and dispositive authority; and 6,595 shares owned by a trust for the benefit of Dr. Bainum’s son’s descendants for which Dr. Bainum is the sole trustee. Dr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(10)Includes 1,722,418 shares owned by the Roberta Bainum Declaration of Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 674,890 shares owned by Sweetwater Holdings, LLC for which she shares voting and dispositive authority and whose sole members are Ms. Bainum and a trust for her benefit for which she has sole voting authority; 978,482 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which Ms. Bainum’s trust owns voting stock and has shared voting authority; 223,000 shares owned by Trisons Foundation Inc., a private foundation for which Ms. Bainum is a Director and has sole voting and dispositive authority; and 281,818 shares owned by Sweetwater Action Fund, a tax exempt organization for which Ms. Bainum is a Director and has sole voting and dispositive authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(11)The Company is relying on the Schedule 13G/A, filed on February 14, 2022, by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Ronald Baron and Baron Growth Fund ("Baron"). According to this filing, Baron beneficially owns 4,664,352 shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(12)The Company is relying on the Schedule 13G, filed on February 9, 2022, by The Vanguard Group. According to this filing, The Vanguard Group beneficially owns 3,211,585 shares. This reporting person disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 100 Vanguard Blvd., Malvern, PA 19355.
(13)The Company is relying on the Schedule 13G, filed on February 4, 2022, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP ("Wellington"). According to this filing, Wellington beneficially owns 2,981,146 shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 280 Congress Street, Boston, MA 02210.
(14)Realty is controlled and owned by members of the Bainum family and trusts for their benefit, including Stewart W. Bainum, Jr., Barbara Bainum, Bruce Bainum, Roberta Bainum and Brian Bainum. Realty’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759. Christine A. Shreve is an officer and director of Realty.
(15)The Company is relying on the Schedule 13G, filed on February 9, 2022, by Morgan Stanley ("MS"). According to this filing, MS beneficially owns 3,452,279 shares. This reporting persons disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 1585 Broadway, New York, NY 10036.
(16)The Company is relying on the Schedule 13G, filed on February 4, 2022, by BlackRock, Inc. ("BR"). According to this filing, BR beneficially owns 2,813,657 shares. This reporting persons disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 55 East 52nd Street, New York, NY 10055.
(17)Includes 2,800 shares owned by Ms. Shreve jointly with her husband; 1,175,000 shares owned by Shadow Holdings, LLC, an LLC whose sole members are Barbara Bainum and a trust for her benefit, for which Ms. Shreve is manager and has shared voting and dispositive authority; 832,993 shares owned by Posadas Holdings, LLC, an LLC whose sole members are Bruce Bainum and a trust for his benefit for which Ms. Shreve is manager and has shared voting and dispositive authority; 674,890 shares owned by Sweetwater Holdings, LLC, an LLC whose sole members are Roberta Bainum and a trust for her benefit for which Ms. Shreve is manager and has shared voting and dispositive authority; 255,500 shares owned by the Bruce Bainum 2020 Grantor Retained Annuity Trust VI for which Ms. Shreve is Trustee and has sole voting and dispositive authority and whose beneficiaries are Bruce Bainum and his descendants; and 6,168 shares owned by trusts for the benefit of Renschler family members for which Ms. Shreve is the trustee. Ms. Shreve’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.

88

Security Ownership and Related Information
Certain Relationships and Related Party Transactions
The Company’s policy for the review and approval of related person transactions is contained in the Company’s written Related Party Transaction Policy, which acts as a supplement to the Company's Code of Ethics and Conduct. The policy governs disclosure and approval of transactions between the Company and related parties as defined in Item 404 of Regulation S-K of the SEC. Approval of a majority of all independent directors is required for share repurchases and any transactions over $1 million with a related party. The policy generally delegates authority to approve related party transactions under $1 million to the Corporate Governance and Nominating Committee. Pre-approved related party transactions include, among other things, franchise agreements, franchise incentives, and other transactions associated with the operation of a franchised hotel owned or operated by related parties provided such transactions are on substantially the same terms as those prevailing at the time for comparable agreements, incentives, and other transactions with non-affiliated parties. Set forth below is information regarding certain transactions in which our executives, directors or entities associated with them had a direct or indirect material interest.
Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of four Choice franchised hotels as of December 31, 2021. The Chairman of the Board, Stewart W. Bainum, Jr., along with other Bainum family members, owns a controlling interest in Sunburst. Board member Brian B. Bainum is a director and owner of Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, marketing and reservation fees for 2021 was approximately $0.4 million. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% and 5.00% of monthly gross room revenues; (b) a marketing fee of 1.0% of monthly gross room revenues; and (c) a marketing and reservation combined system fee of 0.25% to 3.05% of monthly gross room revenues. The marketing fee and system fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally.
Effective October 15, 1997, Choice Hotels International, Inc., which at that time included both a franchising business and an owned hotel business, separated the businesses via a spin-off into two companies: Sunburst and Choice. Subsequent to the spin-off, the Choice’s largest shareholder retained significant ownership percentages in both Sunburst and Choice As part of the spin-off, Sunburst and Choice entered into a strategic alliance agreement (as amended, the "Strategic Alliance Agreement"). Among other things, the Strategic Alliance Agreement provided for revised royalty and system fees and the determination of liquidated damages related to the termination of Choice branded Sunburst properties. The liquidated damage provisions extend through the life of the existing Sunburst franchise agreements.
In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provided that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice Hotels brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice Hotels brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000 and (iv) if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice Hotels, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice Hotels will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice Hotels will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.
On June 5, 2019, the Strategic Alliance Agreement and the Omnibus Amendment were terminated and replaced with addenda to each of the five hotels then under franchise agreements. The addenda preserve certain terms from the Strategic Alliance Agreement and Omnibus Amendment with respect to the five hotels, including the revised royalty and system fee and liquidated damage provisions, which would also apply to new franchise agreements signed for the five hotels (as either a renewal or a change to another Choice brand not contemplated at the time of original agreement execution). No terms were substantially modified with respect to the five operating hotels under franchise. On June 5, 2019 and June 27, 2019, the Company and Sunburst entered into master development agreements which provide Sunburst geographic exclusivity in two specified regions for development of six WoodSpring branded hotels.

2022 Proxy Statement	89

Security Ownership and Related Information
The Company entered into an Amended and Restated Employment Agreement with its Chairman of the Board, Stewart W. Bainum, Jr., in 2008. Pursuant to the subsequently amended agreement, for 2021 Mr. Bainum was paid annual salary of $400,000, with $132,000 paid in cash and $268,000 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. For 2022, Mr. Bainum will be paid $450,000, with 1/3 paid in cash and 2/3 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office services. As part of the 2020 COVID related actions, Mr. Bainum agreed to waive the cash compensation payable to him other than de minimis amounts required for standard executive employee benefit plan deductions, for the period April 30, 2020 through June 9, 2021. Mr. Bainum's actual cash compensation for 2021 was $77,077. Mr. Bainum's actual 2021 equity compensation and related dividends was $223,090.
The Company owns a corporate aircraft to provide efficient, flexible business travel that increases productivity, facilitates travel involving multiple destinations per day/per trip or to locations with inadequate commercial service, addresses challenging scheduling requirements and enables greater collaboration during travel. The Company previously entered into a sublease agreement with each of the late Stewart Bainum, Sr., Stewart W. Bainum, Jr., and Jane Bainum that allowed those individuals to utilize the Company's aircraft from time to time for their personal use. New leases, effective as of June 22, 2018, between the Company and Stewart W. Bainum, Jr. as well as between the Company and Jane Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy.
New leases, effective as of July 2020 between the Company and Bruce Bainum, and effective as of November 2020 between the Company and Roberta Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy. For Bainum family flight hours in 2021, the Company received $271,668.

90

Additional Information
Questions and Answers about the Annual Meeting
Q. Who can vote at the Annual Meeting?
A. Shareholders who owned Common Stock as of the close of business on March 28, 2022, the record date, may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 55,770,322 shares of Common Stock outstanding on March 28, 2022.
Q. Why are you holding a virtual meeting instead of a physical meeting?
A. We have decided to conduct the Annual Meeting virtually, solely by means of remote communication online. We believe that holding a virtual Annual Meeting will facilitate attendance, while allowing stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location.
Q. How can I ask a question? What if I need technical assistance?
A. To ask a question during the virtual Annual Meeting, you will need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. Once you log on with your control number, you will be able to submit a question for the Q&A portion of the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
If you need technical assistance logging onto the meeting, or need technical assistance during the meeting, you may access virtual meeting support by calling 1-888-724-2416.
Q. How can I attend the Annual Meeting?
A. The Annual Meeting will be held virtually, via a live webcast. You are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 28, 2022, the record date, or if you hold a valid legal proxy.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/M46TKGF. To participate in the virtual Annual Meeting, you will also need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Q. How do I register to attend the Annual Meeting virtually on the Internet?
A. If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually. To register to attend the Annual Meeting online by live webcast you must submit proof of your proxy power (legal proxy) reflecting your Choice Hotels International, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

2022 Proxy Statement	91

Additional Information
By mail: Computershare, Choice Hotels International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001
Q. Why am I receiving this proxy statement?
A. This proxy statement describes proposals which are being submitted to shareholders for a vote. It gives you information on these proposals, as well as other information, so that you can make informed decisions.
Q. What is the proxy card?
A. The proxy card enables you to vote whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to complete and return your proxy card before the meeting date in case your plans change. By completing and returning the proxy card, you are authorizing the designated proxies, Simone Wu (the Company's Senior Vice President, General Counsel, Corporate Secretary & External Affairs) and Dominic E. Dragisich (the Company's Chief Financial Officer) to vote your shares of Common Stock at the meeting, as you have instructed them on the proxy card, or in the absence of such instructions, in accordance with the recommendations of the Board. If a proposal is properly presented for a vote at the Annual Meeting that is not on the proxy card, Ms. Wu and Mr. Dragisich will vote your shares, under your proxy, at their discretion.
Q. On what issues am I voting?
A. We are asking you to vote on:
•Proposal 1 - The election of the eleven director nominees named in this proxy statement.
•Proposal 2 - An advisory vote to approve executive compensation of our NEOs.
•Proposal 3 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Q. What is the difference between a record holder and a “street name” holder?
A. If your shares of Common Stock are registered directly in your name, you are considered the holder of record with respect to those shares. If your shares of Common Stock are held in a brokerage account or by a bank, trust, or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct, or follow the procedures provided to you by, the broker, bank, trust or other nominee how to vote their shares using one of the methods described below.
Q. How do I vote?
A. If you are a record holder:
You may vote by mail: You may do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.
•If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
•If you sign, but do not mark your voting instructions on the proxy card, your shares will be voted in accordance with the Board's recommendations.
You may vote by telephone: You may do this by calling toll-free 1-800-652-8683 and following the instructions. You will need your proxy card available if you vote by telephone.
You may vote online: You may do this by accessing www.envisionreports.com/chh and following the instructions. You may also vote during the virtual Annual Meeting. You will need your proxy card available if you vote online.
If you are a “street name” holder:
If you hold your shares of Common Stock in street name, you must vote your shares through the procedures prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions online or by telephone.
Q. What does it mean if I receive more than one proxy card or voting instruction form?
A. It means that you have multiple accounts at the transfer agent or with brokerage firms. Please complete and return all proxy cards or voting instruction forms you may receive, or otherwise vote your shares online or by telephone as described herein or on the voting instruction form, to ensure that all of your shares are voted.
Q. What if I change my mind after I vote?
A. If you are a holder of record, you may revoke your proxy by any of the following means:
•signing or submitting another proxy before the Annual Meeting as provided herein with a later date;
•changing your vote during the virtual Annual Meeting; or
•sending us a written notice of revocation, which must be received prior to the Annual Meeting at the following address: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

92

Additional Information
If you are a street name holder, you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.
Q. Will my shares be voted if I do not return my proxy card?
A. If you are a record holder, your shares will not be voted. If you are a street name holder, your brokerage firm, under certain circumstances, may vote your shares.
If you are a street name holder, brokerage firms have authority under the NYSE rules to vote customers’ shares on certain “routine” matters if the customer has not provided the brokerage firm with voting instructions within a certain period of time before the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Only Proposal Three is considered a routine matter under the NYSE rules.
Accordingly, if you do not instruct your brokerage firm how to vote your shares, your brokerage firm may not vote your shares on Proposals One or Two. Likewise, your brokerage firm may either:
•vote your shares on Proposal Three and any other routine matters that are properly presented at the meeting, or
•leave your shares unvoted as to Proposal Three and any other routine matters that are properly presented at the meeting.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. When a brokerage firm does not vote a customer’s unvoted shares, these shares are counted to determine if a quorum exists; however, they are not treated as voting on a matter.
We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.
Q. How many shares must be present to hold the meeting?
A. To hold the meeting and conduct business, a majority of the Company’s outstanding shares of Common Stock as of the close of business on March 28, 2022 must be present in person or represented by proxy at the meeting. This is called a quorum.
Shares are counted as present at the virtual meeting if the shareholder either:
•votes while in attendance at the virtual meeting, or
•has properly submitted a proxy card, or voted their shares by telephone or online.
Q. What are my voting choices when voting on the election of directors? (Proposal 1)
A. You may vote either “for” or “against” each nominee, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.
Q. How many votes must the nominees have to be elected as directors?
A. Directors are elected by a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if a nominee is unable to stand for election?
A. The Board expects that each of the nominees will be available for election and willing to serve. If any nominee is unable to serve at the time the election occurs, the Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voted by telephone or online, Simone Wu or Dominic E. Dragisich can vote your shares for a substitute nominee. They cannot vote for more than eleven nominees.
Q. What are my voting choices when voting to approve the advisory vote to approve executive compensation? (Proposal 2)
A. You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for approval of executive compensation.
Q. How many votes are needed to approve the advisory vote to approve executive compensation?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal on executive compensation. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022? (Proposal 3)
A. You may vote either “for” or “against” the ratification, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for the ratification.

2022 Proxy Statement	93

Additional Information
Q. How many votes are needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022?
A. The vote of a majority of the shares present in person or by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if Ernst & Young LLP is not ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022?
A. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Committee may select a different independent registered accounting firm at any time during the year if it determines that this would be in the best interests of the Company and our shareholders.
Q. Is my vote kept confidential?
A. Proxy cards, telephone and online voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as required by law.
Q. Where do I find voting results of the meeting?
A. We will announce preliminary voting results at the virtual Annual Meeting. We will publish the final results in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.
Q. How can I review the Company’s Annual Report on Form 10-K?
A. The Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, is being mailed to you together with this proxy statement. You may also view the Form 10-K, as well as the Company’s proxy materials, on the website listed below or on the investor relations section of our website www.choicehotels.com. You may also view the Form 10-K through the SEC’s website at www.sec.gov. You may also obtain a copy of the Form 10-K free of charge by contacting the Company at (301) 592-5000.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 25, 2022.
The proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/chh.
Shareholder Proposals For 2023 Annual Meeting
A shareholder who intends to have a shareholder proposal included in the Company’s proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934 must submit such proposal so that it is received by the Company’s Corporate Secretary no later than December 26, 2022. In addition, any such submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.
A shareholder who intends to present a proposal at the 2023 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2023 Annual Meeting, must deliver notice to the Company no later than March 26, 2023, but not prior to February 24, 2023. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities and Exchange Act, as amended (the "Exchange Act"), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 24, 2023.
A shareholder who intends to nominate one or more persons for election to the Board at the 2023 Annual Meeting must deliver notice to the Company no later than March 26, 2023, but not prior to February 24, 2023. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.

94

Additional Information
Shareholders Sharing the Same Last Name and Address
In accordance with notices that we sent to certain shareholders, we are sending only one copy of our Annual Report on Form 10-K and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
If you received a householded mailing this year and you would like to have additional copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, or call us at (301) 592-5100. We will promptly send additional copies of the Annual Report on Form 10-K and/or proxy statement upon receipt of such request. You may also contact us at the same mailing address and phone number provided above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Solicitation of Proxies
Our Board is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request brokers, banks and trusts and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore by personal interview, mail, telephone or telegraph.
Other Matters to Come Before the Meeting
The Board does not know of any matters which will be brought before the 2022 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

2022 Proxy Statement	95

Annex A
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)

	Year Ended December 31, 2019	Year Ended December 31, 2021
Net income	$222,878	$288,957
Income tax expense	47,051	87,535
Interest expense	46,807	46,680
Interest income	(9,996)	(4,981)
Other gains	(4,966)	(5,134)
Loss on extinguishment of debt	7,188	—
Equity in operating net loss of affiliates, net of impairments	9,576	3,408
Loss on sale of affiliates, business & assets, and impairments, net	14,930	12,737
Depreciation and amortization	18,828	24,773
Mark to market adjustments on non-qualified retirement plan investments	4,798	5,555
Operational restructuring charges	1,466	813
Share-based compensation	8,759	11,427
Exceptional allowances attributable to COVID-19	—	5,167
Expenses associated with legal claims	—	3,000
Marketing and reservation system reimbursable (surplus) deficit	1,713	(83,897)
Franchise agreement acquisition costs amortization	4,484	7,517
Adjusted EBITDA	$373,516	$403,557

A-1

Helpful Resources
Links*

Board of Directors
Board Members	http://investor.choicehotels.com/board-of-directors

Charters
Audit Committee	http://investor.choicehotels.com/audit-committee-charter
Compensation & Management Development Committee	http://investor.choicehotels.com/compensation-and-management-development-committee-charter
Corporate Governance & Nominating Committee	http://investor.choicehotels.com/corporate-governance-and-nominating-committee-charter
Diversity Committee	http://investor.choicehotels.com/diversity-committee-charter

Policies
Corporate Governance Guidelines	http://investor.choicehotels.com/corporate-governance-guidelines
Human Rights Policy	http://investor.choicehotels.com/human-rights-policy
Ethics Policy	http://investor.choicehotels.com/ethics-policy

Financial Reporting
Annual Report	https://app.quotemedia.com/data/downloadFiling?webmasterId=101533&ref=116490594&type=PDF&symbol=CHH&companyName=Choice+Hotels+International+Inc.&formType=10-K&dateFiled=2022-02-24&CK=1046311

Other Available Reports
ESG Reporting	http://filecache.investorroom.com/mr5ir_choicehotels/636/ESG2021Final12.8.21.pdf
*  The information on the Company website is not part of this proxy statement and is not soliciting material.
Investor Contacts
FOR SHAREHOLDER ACCOUNT INFORMATION,
PLEASE CONTACT:
Computershare
PO Box 43036
Providence, Rhode Island 02940
1-800-568-3476
www.computershare.com
FOR INVESTOR INQUIRIES, PLEASE CONTACT:
Choice Hotels International Inc. Investor Relations
IR@choicehotels.com

With 12 distinct brands and more than 7,000 hotel locations worldwide, Choice Hotels® is never far from where you need to be. Whether you're on vacation seeking the next great adventure or heading to a new city on business, you'll find the right hotel for your trip and your budget.

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CHOICE HOTELS®

www.choicehotels.com

CHOICE HOTELS®

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends that shareholders vote FOR Proposals One, Two, and Three.

1. Election of eleven directors.

	For	Against	Abstain
01 - Brian B. Bainum	☐	☐	☐
02 - Stewart W. Bainum, Jr.	☐	☐	☐
03 - William L. Jews	☐	☐	☐
04 - Monte J.M. Koch	☐	☐	☐
05 - Liza K. Landsman	☐	☐	☐
06 - Patrick S. Pacious	☐	☐	☐
07 - Ervin R. Shames	☐	☐	☐
08 - Gordon A. Smith	☐	☐	☐
09 - Maureen D. Sullivan	☐	☐	☐
10 - John P. Tague	☐	☐	☐
11 - Donna F. Vieira	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 3 8 4 1 5

03LVYC

This is a virtual meeting.
https://meetnow.global/M46TKGF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHOICE HOTELS®

Proxy — CHOICE HOTELS INTERNATIONAL, INC.

1 Choice Hotels Circle, Rockville, Maryland 20850

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2022 AT 9:00 AM ET

The undersigned hereby appoints SIMONE WU and DOMINIC E. DRAGISICH, and each of them, the true and lawful attorneys and proxies, with full power of substitution, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposals One, Two and Three, such proxies will be voted FOR Proposals One, Two and Three.

(Items to be voted appear on reverse side.)